Exhibit T3E.1

JUDICIAL BRANCH
REPUBLIC OF CHILE
VIRTUAL JUDICIAL OFFICE
CERTIFICATE OF DOCUMENT ISSUANCE

Case Data
Court:	8th Civil Court of Santiago
Roll / Rit No.:	C-6689-2020
Unique Corporate
Taxpayer ID No. (RUC):	20-4–
Cover:	/ENJOY S.A.
Proceeding:	Bankruptcy Reorganization
Matter(s):
Binder:	1 Bankruptcy Reorganization
Procedural Status:	Processing
Instrument Type:	Proposed judicial reorganization agreement
Issuance Date:	7/4/2020 5:09:56 PM (*)
Issuance Identifier No.:	1-41549039-2020

Individual Issuing Document to the Court
Unique Individual
National ID No.( RUT):	6.894.210 -1
Name:	Nelson Jorge Contador Rosales
Entity:	CONTADOR6894210
Entity Type:	PRIVATE
Attorney:	YES
Party to the Case:	YES
Litigant Type:	AB.DDOR.
Party on behalf of whom
presentation is made:	DDOR.

Attached Documents
Reference Name	Archive Name	Principal	Original Roll
Document	[sic]esentación propuesta Enjoy.pdf	Principal
Text ARJ PDF	Enjoy Revisión Final Enjoy.pdf
Appendix No. 1 ARJ PDF	exo 1 Revisión Final Enjoy.pdf

Signatories with Unique Key (Simple Electronic Signature)
RUT	Attorney	Name
6.894.210-1	YES	NELSON JORGE CONTADOR ROSALES

This document has a verification code, which may be validated at http://verificadoc.pjud.cl

(*): As of April 5, 2020, observed time corresponds to the winter timezone established for Continental Chile. For the Magallanes Region and Chilean Antarctica, add one hour, while for Western Insular Chile, Easter Island and Salas y Gómez island, subtract two hours. For further information, see http://www.horaoficial.cl.

[barcode repeated on all subsequent pages]

COURT	:	8th CIVIL COURT OF SANTIAGO

ROLL	:	C-6.689-2020.

COVER SHEETS	:	/ENJOY S.A.

BINDER	:	BANKRUPTCY FOR REORGANIZATION.

PRINCIPAL MATTER: PROPOSED FORMULA FOR JUDICIAL REORGANIZATION AGREEMENT;
FIRST ADDENDUM: DOCUMENTS ATTACHED, WITH CITATIONS.
SECOND ADDENDUM: TEXT OF PROPOSED CREDITORS AGREEMENT.
S.          J.          L.
I, NELSON CONTADOR ROSALES, attorney, acting in representation of ENJOY S.A. in the bankruptcy case concerning the request for the filing of a Judicial Reorganization Proceeding, entitled “ENJOY S.A.,” Roll C-6.689-2020, respectfully inform your honors:
That pursuant to Articles 60 and thereafter of Law No. 20,720, I am hereby filing, in the Second Addendum of this presentation, the proposals for the Judicial Reorganization Agreement, the purpose or content of which is as follows:
1.- The effective and complete continuation of the regular business activities of ENJOY S.A., as from the date of filing of this Proposal, with a view to fulfilling a schedule of payments consistent with its projected cash flows, recovering the Company’s levels of operations and providing for payment of its obligations.
2.- The granting of new conditions for the repayment of all loans assigned to the Reorganization Agreement, under the conditions set forth in this instrument;
3.- A reduction in the Company’s debt level, through the conversion of at least 70% of the unsecured debt into bonds convertible to shares, with a strong incentive for conversion.

4.- The acquisition of fresh funds for the Company totaling up to $55,000,000,000.- (fifty-five billion Chilean pesos), through a loan agreement to be prepaid with the issuance of a bond convertible to shares, with a strong incentive for conversion.
THEREFORE:
In accordance with the above, the referenced bankruptcy provisions and, especially, the provisions of Articles 60 and thereafter of Law 20,720,
MAY IT PLEASE THE COURT TO deem the proposals for the Judicial Reorganization Agreement as filed, as set forth in the Second Addendum of this presentation, by ENJOY S.A., applying thereto the procedural measures stipulated by Law 20,720, for the purpose of considering and approving this Agreement and any amendments thereto at the Creditors Meeting set in the Judicial Reorganization resolution.
FIRST ADDENDUM :  I hereby attach, with citations, copies in PDF format of the Proposed Agreement of ENJOY S.A. and its respective Appendix No. 1, for your reading convenience.
SECOND ADDENDUM:  The transcript of the complete text of the Judicial Reorganization Agreement proposed by the Debtor Company to all its creditors, as set forth in the Principal Matter, is as follows:
JUDICIAL REORGANIZATION AGREEMENT
ENJOY S.A.

I.	BACKGROUND INFORMATION ON THE PETITIONING DEBTOR COMPANY

1.- Corporate name	: ENJOY S.A.

2.- R.U.T.	: 96.970.380-7.

3.- Domicile	: Avenida Presidente Riesco N° 5.711, piso 15, comuna de Las Condes, Metropolitan Region.

4.- Organization
: Organized pursuant to a public instrument dated October 23, 2001. On June 9, 2009, the Company was registered with the Securities Registry of the Chilean Financial Market Commission [Comisión para el Mercado Financiero] (CMF) under No. 1033.

II.	CREDITORS ENROLLED IN THE REORGANIZATION AGREEMENT.

For purposes of this Judicial Reorganization Agreement, creditors (hereinafter, indiscriminately, the “Creditors”) shall all be considered holders of direct loans against ENJOY S.A. (hereinafter, indiscriminately, “Enjoy,” the “Petitioner,” “Debtor Company” or “Company”), which originated prior to the Reorganization Resolution, pursuant to Article 66 of Law 20,720. Loans originating after the Reorganization Resolution shall be repaid in accordance with the agreed-upon terms and tenors.
Pursuant to Article 61 of the aforementioned bankruptcy law, this Judicial Reorganization Agreement contains a restructuring and repayment proposal for the secured creditors, which corresponds to International Bondholders (as said term is defined further below), a restructuring and payment proposal for unsecured creditors (hereinafter the “Unsecured Creditors”) and a special repayment proposal for unsecured supplier creditors (hereinafter the “Suppliers”) as set forth in the following chapters.
III.	DEVELOPMENT OF THE PURPOSE OF THE AGREEMENT.

The Judicial Reorganization Agreement (hereinafter, indiscriminately, the “Reorganization Agreement,” “Agreement” or “Proposal”) shall have the following purpose and content:
1.- The effective and total continuation of the ongoing commercial activities of ENJOY S.A., as from the date of presentation of this Proposal, with a view to fulfilling payment conditions consistent with projected cash flows, recovering the Company’s operating levels and providing for the payment of its obligations.
2.- The granting of new conditions for the payment of all loans enrolled in the Reorganization Agreement under the conditions set forth in this instrument;

3.- A reduction in the Company’s debt level, through conversion of at least 70% of the unsecured debt consisting of bonds convertible to shares, with a strong incentive for conversion.
4. Obtaining fresh funds for the Company totaling up to $55,000,000,000 (fifty-five billion Chilean pesos), through a loan agreement to be repaid through the issuance of a bond convertible to shares, with a strong incentive for conversion.
IV.	PROPOSED PAYMENT OF PRINCIPAL AND INTEREST TO SECURED CREDITORS.

The conditions to be set forth in this Chapter IV shall be modifications to be applied /i/ to the instrument referred to as the “Indenture,” dated May 16, 2017, pursuant to which the Company undertook a placement of securities representing debt in the international markets under the auspices of Regulation 144A and Regulation S of the United States Securities and Exchange Commission and the Securities Act of 1933, through an agreement for the issuance of international bonds of Enjoy S.A. (hereinafter the “Indenture” and its bondholders, hereinafter the “International Bondholders”), and; /ii/ the debt instruments issued under said Indenture (hereinafter the “International Bonds”), without intent to substitute by novation, and which therefore shall not constitute a new obligation, for all legal purposes. In all aspects not modified by this Reorganization Agreement, the obligations of Enjoy S.A. as contained in the Indenture and in the International Bonds, including real and personal guarantees, shall be ratified. To facilitate analysis of the changes proposed in this Chapter IV, attached as Appendix No. 1 is a summary of the principal changes to be made to the Indenture and the International Bonds.
1.- New term for repayment of the loans:
The Debtor Company must pay the entire principal balance of the International Bonds, in a single installment, on August 14, 2027. The above is without prejudice to any prepayments that may occur under this Judicial Reorganization Agreement.

2.- Interest:
a.- Interest accrued up to the date of the Deliberative Meeting [Junta Deliberativa]:
All loans applied to this Chapter IV shall be set as of the date of the Creditors Meeting convened to hear and decide on the Proposal, in accordance with the balance of principal and interest accrued to date. Contractual interest and any that might have accrued during the delinquency period - i.e., up to the date of holding of the Deliberative Creditors Meeting – shall be calculated in accordance with the rate originally agreed upon, excluding the payment of any penalty interest, fines and collection expenses, which shall be expressly forgiven. Interest accrued up to the date of the aforementioned meeting shall be capitalized on said date.
All collection expenses, fees and reimbursements owed under the Indenture to the Bondholders’ Representative (Trustee), Paying Agent, Registering Agent, Transfer Agent or Guarantee Agent must be paid in the form set forth in the Indenture, including any advisory and attorney expenses applicable under the rules of the Indenture and those necessary for purposes of recording the guarantees in accordance with the new conditions set forth in the Agreement, which shall also be assumed by the Debtor Company.
In the event that stamp and recording taxes– if applicable – are to be owed for this reason, they shall be assumed solely by the Debtor Company, and must be paid in timely fashion at the request of any Creditor.
b.- Calculation of interest rate:
Interest shall be calculated and paid on all loans described in this Chapter IV, applying an annual interest rate, subject to the increments detailed below:
i.	6.0% annual basis 30/360 days the first year of approval of this Reorganization Agreement.
ii.	7.0% annual basis 30/360 days the second year of approval of this Reorganization Agreement.
iii.	7.5% annual basis 30/360 days the third year of approval of this Reorganization Agreement.
iv.	8.0% annual basis 30/360 days the fourth year of approval of this Reorganization Agreement.
v.	8.5% annual basis 30/360 days the fifth year of approval of this Reorganization Agreement.
vi.	9.0% annual basis 30/360 days the sixth year of approval of this Reorganization Agreement.
vii.	9.5% annual basis 30/360 days the seventh year of approval of this Reorganization Agreement.

This interest shall accrue as from the date the Creditors Meeting, convened to hear and decide on this Proposal, is held.
c.- Interest payment schedule:
Interest shall be paid in accordance with the following payment schedule:
i.- First Period: For the period running from the Deliberative Meeting approving this Reorganization Agreement to the fourth quarter after said date, i.e., between August 15, 2020 and August 14, 2021, interest shall accrue that shall be capitalized quarterly, i.e., on November 14, 2020, February 14, 2021, May 14, 2021 and August 14, 2021.
ii.- Second Period: For the period running between the fifth and sixth quarters after the Deliberative Meeting that approves this Reorganization Agreement, i.e., between August 15, 2021 and February 14, 2022, interest shall accrue, 50% of which shall be paid and the remaining 50% capitalized quarterly, i.e., on November 14, 2021 and February 14, 2022.
iii.- Third Period: For the period running from the seventh quarter after approval of this Reorganization Agreement and henceforth, i.e., from February 15, 2022, interest shall be paid quarterly, at the end of each three-month period.
Interest not to be capitalized in accordance with Roman numerals ii or iii above shall be due and must be paid on the respective payment date, as indicated in the amortization schedule in the following paragraph.

d.- Principal and interest amortization schedule:
Secured Loan (USD)
Installment	Maturity	Unpaid balance	Interest (100%)	Capitalized interest	Amortization of principal	Installment amount
	8/14/2020	210,505,263	0	0	0	0
1	11/14/2020	213,662,841	3,157,579	3,157,579	0	0
2	2/14/2021	216,867,784	3,204,943	3,204,943	0	0
3	5/14/2021	220,120,801	3,253,017	3,253,017	0	0
4	8/14/2021	223,422,613	3,301,812	3,301,812	0	0
5	11/14/2021	225,377,561	3,909,896	1,954,948	0	1,954,948
6	2/14/2022	227,349,614	3,944,107	1,972,054	0	1,972,054
7	5/14/2022	227,349,614	3,978,618	0	0	3,978,618
8	8/14/2022	227,349,614	3,978,618	0	0	3,978,618
9	11/14/2022	227,349,614	4,262,805	0	0	4,262,805
10	2/14/2023	227,349,614	4,262,805	0	0	4,262,805
11	5/14/2023	227,349,614	4,262,805	0	0	4,262,805
12	8/14/2023	227,349,614	4,262,805	0	0	4,262,805
13	11/14/2023	227,349,614	4,546,992	0	0	4,546,992
14	2/14/2024	227,349,614	4,546,992	0	0	4,546,992
15	5/14/2024	227,349,614	4,546,992	0	0	4,546,992
16	8/14/2024	227,349,614	4,546,992	0	0	4,546,992
17	11/14/2024	227,349,614	4,831,179	0	0	4,831,179
18	2/14/2025	227,349,614	4,831,179	0	0	4,831,179
19	5/14/2025	227,349,614	4,831,179	0	0	4,831,179
20	8/14/2025	227,349,614	4,831,179	0	0	4,831,179
21	11/14/2025	227,349,614	5,115,366	0	0	5,115,366
22	2/14/2026	227,349,614	5,115,366	0	0	5,115,366
23	5/14/2026	227,349,614	5,115,366	0	0	5,115,366
24	8/14/2026	227,349,614	5,115,366	0	0	5,115,366
25	11/14/2026	227,349,614	5,399,553	0	0	5,399,553
26	2/14/2027	227,349,614	5,399,553	0	0	5,399,553
27	5/14/2027	227,349,614	5,399,553	0	0	5,399,553
28	8/14/2027	0	5,399,553	0	227,349,614	232,749,168

3.- Extraordinary loan amortization payments:
a.- Voluntary prepayment:
The Debtor Company may make voluntary prepayments (“Optional Redemption”) in accordance with the following:
i.- The Debtor Company may only make voluntary prepayments as from August 14, 2022.
ii.- Between August 14, 2022 and August 13, 2025, the Debtor Company shall have the right, at its discretion, to redeem all the International Bonds at a redemption price equal to 100% of the principal amount of said International Bonds to be redeemed, plus the excess of: (a) the present value (calculated by the Independent Investment Banker as defined in the International Bonds Prospectus) on said repayment date at: (i) the repayment price for said International Bonds as of August 14, 2027 (said repayment price is set in the Prospectus under the title “—Optional Redemption Without a Make-Whole Premium,” but in consideration of a price, expressed as a percentage of the principal amount to be redeemed, equal to 100.00%), plus (ii) all scheduled interest owed up to August 14, 2027 (excluding interest accrued but not paid as of the redemption date), discounted as of the redemption date semiannually (assuming a year of 360 days, consisting of twelve months of 30 days) at the United States Treasury Rate in accordance with the rules of the Prospectus for August 14, 2027 plus 400 basis points; over (b) the principal amount to be redeemed of said International Bonds ("Make- Whole Amount” under the Prospectus), plus in each case any accrued and unpaid interest on the principal amount to be redeemed of the International Bonds up to but not including the redemption date (subject to the right of the International Bondholders to receive interest owed on the corresponding interest payment date).

iii.- Voluntary prepayments made as from August 14, 2025 shall be at a redemption price, expressed as a percentage of the principal amount to be redeemed, equal to 100.00%, plus interest accrued and not paid, up to but not including the respective redemption date.
b.- Mandatory prepayment:
As from the time this Judicial Reorganization Agreement starts to apply, the Debtor Company, at its own behest or through the corresponding subsidiary, shall be authorized to transfer the following assets securing the International Bonds, i.e., shares of the company Baluma S.A., properties corresponding to the Coquimbo Casino and Hotel and the Pucón Casino and Grand Hotel or shares of the companies owning said properties, Inmobiliaria Proyecto Integral Coquimbo S.p.A and Inmobiliaria Kuden S.p.A, with a view to mandatory prepayment of the International Bondholders, subject to completion of the transfer made to third parties unrelated to the Debtor Company, its subsidiaries or its current or future controlling shareholders.
The prices obtained must be deposited immediately and in their entirety with the Indenture Guarantee Agent, for distribution and payment in accordance with the terms of this clause as well as of the Indenture.

In the event of sale of the assets in accordance with the terms described in this Chapter, the International Bondholders undertake to proceed, at the time of the sale, provided that sufficient security has been granted thereto for the corresponding prepayment (in accordance with the terms described in this Chapter), to lift the guarantees and prohibitions applied on these assets. Upon transfer of the assets as stipulated in each case, the Debtor Company shall be required to undertake the prepayment or partial payment on account of the International Bonds, at no cost or prepayment premium whatsoever, in accordance with the following terms:
i. Shares of Baluma S.A.: The Debtor Company must allocate the proceeds from the sale of these shares to prepayment of the International Bonds, prepaying the International Bondholders the greater of the following amounts: (a) USD 160,000,000.- (one hundred sixty million dollars), payable in any event, regardless of the price obtained in the sale; or (b) 80% of the proceeds from said sale, net of commissions and taxes, in the event it exceeds USD 160,000,000.- (one hundred sixty million dollars).
ii. Coquimbo Casino and Hotel: It shall be understood that the sale of this asset occurs either through /i/ the sale of the shares of Inmobiliaria Proyecto Integral Coquimbo S.p.A.; or /ii/ the sale of lots A-B-C, located at Balneario de Peñuelas, commune of Coquimbo, Appraisal Record [Rol de Avalúo] 904-006, Address: Av. Peñuelas Norte N° 56, Commune of Coquimbo. If the sale of this asset occurs, the Debtor Company must allocate its proceeds to the prepayment or payment on account of the debt, prepaying the International Bondholders the dollar equivalent, according to the Observed Dollar Exchange Rate published by the Central Bank of Chile for the day prior to the payment date, of the greater of the following amounts: (a) UF 1,150,000.- (one million, one hundred fifty thousand Chilean Incentive Units (Unidades de Fomento), payable in any event, regardless of the price obtained in the sale; or (b) 80% of the proceeds from said sale, net of commissions and taxes, in the event it exceeds UF 1,150,000.- (one million, one hundred fifty thousand Unidades de Fomento).
iii. Pucón Casino, Grand Hotel and Other Assets: It shall be understood that the sale of this asset occurs either through /i/ the sale of the shares of Inmobiliaria Kuden S.p.A.; or /ii/ the sale of all or part of the Properties located in the Commune of Pucón, Appraisal Records 00002-00003, 00003-00001, 00025-00001, 00060-000014 and 00060-000015. If the sale of this asset occurs, the Debtor Company must allocate its proceeds to the prepayment or payment on account of the debt, prepaying the International Bondholders the dollar equivalent, according to the Observed Dollar Exchange Rate published by the Central Bank of Chile for the day prior to the payment date, of the greater of the following amounts: (a) UF 660,000.- (six hundred sixty thousand Unidades de Fomento), payable in any event, regardless of the price obtained in the sale; or (b) 80% of the proceeds from said sale, net of commissions and taxes, in the event it exceeds UF 660,000.- (six hundred sixty thousand Unidades de Fomento); in which case the International Bondholders undertake to proceed to lift the guarantees and prohibitions established on all these separate assets.

For purposes of the above, on the business day following that on which the respective sale price is received, the Guarantee Agent shall report the amount available for prepayment as stipulated in Roman numerals i to iii above (hereinafter the “Amount Available for Prepayment”) to each of the International Bondholders who had participated in the New Financing (hereinafter the “Senior International Bondholders”), as set forth below, who must communicate in writing with the Guarantee Agent, within a maximum of 10 business days after the notification date stipulated by the Guarantee Agent, if they are requesting a prepayment of their respective International Bonds and the requested prepayment amount. The amount to be prepaid to each Senior International Bondholder shall be determined as follows: (a) In the event that the sum of the prepayments requested by each Senior International Bondholder is less than or equal to the Amount Available for Prepayment, the Debtor Company shall prepay each of said creditors the amount specified in its respective prepayment request and, in the event a balance exists, it shall be allocated to prepaying the International Bonds owned by Junior International Bondholders (as this term is defined below), the debts of which had not been entirely prepaid, prorated for their respective receivables; (b) In the event that the sum of the prepayments requested by each Senior International Bondholder exceeds the Amount Available for Prepayment, said amount shall be prorated among all the Senior International Bondholders, on the basis of their respective receivables. This preference shall be subject to the condition of being able to implement a mechanism that allows for distinguishing between Senior and Junior International Bonds.

The Guarantee Agent must undertake distribution of the amounts received in accordance with the rules of the Indenture and this Agreement, within a maximum of 60 business days from the date of the respective sale, and deposit with the Debtor Company the amounts obtained in excess over that which is payable to the International Bondholders, if any.

The amounts received as sale prices shall continue to secure the Debtor Company’s obligations until their complete distribution to the International Bondholders, to which end the Debtor Company or its subsidiary shall establish a pledge in favor of the International Bondholders, represented by the Guarantee Agent, consistent with the form to be agreed to with the Guarantee Agent prior to execution of the sale.

The Debtor Company may not undertake partial transfers within any of the classes of assets described in Roman numerals i and ii above. That is to say, in each case it must transfer (a) all shares of Baluma S.A.; (b) all shares of Inmobiliaria Proyecto Integral Coquimbo S.p.A.; (c) all the properties corresponding to the Coquimbo Casino and Hotel; and (d) all shares of Inmobiliaria Kuden S.p.A. The Company may also not transfer the properties owned by Baluma S.A., which may negatively affect the valuation of said company.

4.- New Financing:
The International Bondholders shall have the option to grant new financing to Enjoy S.A. (hereinafter the “New Financing”), through a Bridge Loan to be prepaid by Convertible Bond C (as said term is defined below) for a minimum amount totaling $10,000,000,000.- (ten billion pesos).
The International Bondholders that had not participated in the new Financing (the “Junior International Bondholders”) shall subordinate the payment of their International Bonds issued under the Indenture to complete payment of the International Bonds owned by Senior International Bondholders, in the following events: (i) in the event that the guarantees are executed that secured the International Bonds, in which case the proceeds of said sale shall be allocated to preferentially prepaying the International Bonds owned by the Senior International Bondholders, prorated for their respective receivables; and (ii) in the event that a mandatory prepayment of the International Bonds is made as a consequence of the sale of the assets securing said International Bonds as set forth in Letter b., Section 3 above, in which case the provisions of said section shall apply. To this end, the Junior International Bondholders undertake to sign all instruments or contracts as may be necessary to complete the aforementioned payment subordination, including but not limited to modifications of the Indenture, the Guarantee Agent Agreement and the guarantees securing said International Bonds. This preference and subordination shall be subject to the feasibility of being able to implement a mechanism that allows for distinguishing between Junior and Senior International Bonds.

5.- Obligations to Do and to Not Do:
The obligations to do and to not do as contained in the Indenture shall be maintained, with the changes described in Appendix No. 1 to this Judicial Reorganization Agreement.
V.	PROPOSED PAYMENT OF PRINCIPAL AND INTEREST TO UNSECURED CREDITORS

1.- Capitalization of Interest:
All loans applied under this Chapter V shall be set on the date of the Creditors Meeting convened to hear and decide on the Proposal, according to the balance of principal and interest accrued up to that date. Contractual interest and any that may have accrued during the delinquency period – i.e., up to the date the Deliberative Creditors Meeting is held – shall be calculated in accordance with the rate originally agreed to, excluding the payment of penalty interest, fines and collection expenses, if any, which shall be expressly forgiven. Interest accrued up to the date of the aforementioned Meeting shall be capitalized on said date.
In the event that stamp and recording taxes – if any – are to be paid for this item, they shall be assumed solely by the Debtor Company, and must be paid in a timely fashion at the petition of any Creditor.
2.- Extension of the loans.

As of the date the Deliberative Creditors Meeting is held, the maturity of all unsecured loans applied under this Chapter V shall be extended up to the date of placement of the new debt instruments to which numerals 3.a.- and 3.b.- below refer.

The extended loans shall be updated, according to observed fluctuations in the Unidad de Fomento, from the date of the Deliberative Meeting up to the date of effective delivery of the new debt instruments to which numerals 3.a.- and 3.b.- refer.

3.- New issuance of debt instruments for repayment of the loans:

The issuance of new debt instruments is proposed, for repaying all the principal of the Unsecured Creditors’ loans under this Chapter V:
a.-  Convertible Bond A:
Unsecured Creditors shall be entitled to amortization of 80% of the principal owed by the Debtor Company under their respective receivables (hereinafter the “Convertible Unsecured Loan”), which shall be paid through the issuance of a bond convertible to shares for the aforementioned percentage of principal (hereinafter, “Convertible Bond A”) pursuant to the terms set forth in Chapter IX. Convertible Bond A shall be payable in a single installment at 99 years and shall accrue interest at a nominal rate in pesos equal to zero. The exchange rate for the conversion of Convertible Bond A shall be 66.67 (sixty-six point six seven) new common shares of Enjoy S.A. for each $1,000.- (one thousand pesos) of principal. The option for conversion of the Convertible A Bonds to Company shares must be exercised within 60 banking days, counting from the date of issuance of the Convertible Bond to the respective Unsecured Creditor. In the event that the results of this calculation yield a fraction of shares, they shall be rounded to the nearest whole number and, if the fraction is 0.5, it shall be rounded to the nearest odd whole number, and should there be a difference, it shall be paid in cash by the Debtor Company. Should there exist fractions of Convertible A Bonds as a result of the difference between the value of an Unsecured Creditor’s loan, and the cutoff amount for convertible bonds, the difference shall be paid in cash by the Debtor Company.
Since the Convertible Bonds must be offered preferentially to Shareholders in accordance with the Law, the mechanisms for doing so shall be regulated in Chapter IX.
b.- Convertible Bond B:
As an incentive for participating in the New Financing, once the Reorganization Agreement is approved, those Unsecured Creditors who have effectively participated in the New Financing shall be entitled to receive in payment of a portion of their Convertible Unsecured Loan, a Convertible Bond B (hereinafter, the “Convertible Bond B”), in place of Convertible Bond A, which shall be subject to the terms and conditions described below.

The portion of the Convertible Unsecured Loan of each Unsecured Creditor that shall be entitled to be paid in Convertible B Bonds shall be equal to its prorated share in the Bridge Loan (hereinafter the “Prorated Share”) multiplied by a factor equal to 0.80. Should there exist fractions of convertible bonds, the difference shall be paid in cash by the Debtor Company.
The Prorated Share shall be calculated as the proportion between (i) the total actually invested by the respective Unsecured Creditor (“unsecured creditor i”) in the Bridge Loan, over (ii) the proportion its receivable represents among all receivables of Unsecured Creditors, multiplied by the difference between $45,000,000,000.- (forty-five billion pesos) and the amount invested by Enjoy S.A. shareholders in the Bridge Loan, according to the following formula:

Prorated Share of unsecured creditor i	=	(Total unsecured creditor i investment in Bridge Loan)
		(Unsecured creditor i receivable)	*	(45,000,000,000 - shareholder investments in Bridge Loan)
(Total unsecured receivables)

The terms and conditions of Convertible Bond B shall be identical to the terms and conditions of Convertible Bond A, with the sole exception of the exchange rate for shares of Enjoy S.A., which in the case of Convertible Bond B shall be 198.02 (one hundred ninety-eight point zero two) new common shares of Enjoy S.A. for each $1,000.- (one thousand pesos) of principal. In the event that the results of this calculation yield a fraction of shares, they shall be rounded to the nearest whole number and, if the fraction is 0.5, it shall be rounded to the nearest odd whole number, and should there be a difference, it will be paid in cash by the Debtor Company.
If by virtue of the calculations noted above, the Unsecured Creditor does not receive 100% of its Convertible Unsecured Loan in Convertible B Bonds, the difference shall be paid through the issuance of Convertible A Bonds.
Since the Convertible Bonds must be offered preferentially to Shareholders in accordance with the Law, the mechanism for this is regulated in Chapter IX.

c.- Fixed Income Bond A:
The amortization of 20.0% of the total principal owed to the Unsecured Creditors (whether or not they had participated in the New Financing) shall be paid through the issuance of a fixed income bond, for the total of that amount (hereinafter, the “Fixed Income A Bond”), payable within 10 years as from the approval of this Reorganization Agreement. If fractions of Fixed Income A Bonds exist as a result of the difference between the value of the loan of an Unsecured Creditor, and the bond cutoff amount, the difference shall be paid in cash by the Debtor Company.
The Fixed Income A Bond shall have the following features.
i.- Currency:
The Fixed Income A Bond shall be issued in Chilean pesos.
ii.- Amortization of principal:
The Fixed Income A Bond shall be paid in accordance with the Amortization Schedule indicated in Part iv.- below.
iii.- Interest:
Interest shall be calculated and paid by applying an annual effective nominal interest rate, which will gradually increase as described below:
•
1.5% annual effective rate, base 360 days and semi-annual periods equal to 180 days, the first two years and six months from the date the Deliberative Meeting is held that approves this Reorganization Agreement. This interest shall accrue and be compounded semi-annually, all in accordance with the amortization table provided below.

•
6.5% annual effective rate, base 360 days and semi-annual periods equal to 180 days, from the end of the sixth semi-annual period and henceforth. This interest shall accrue and be paid semi-annually, all in accordance with the amortization table provided below.

iv.- Amortization table for principal and interest1:
Fixed Income A Bond (CLP millions)

Installment	Maturity	Unpaid principal	Interest (100%)	Capitalized interest	Amortization of principal	Value of installment
	8/14/2020	38,031	0	0	0	0
1	2/14/2021	38,315	284	284	0	0
2	8/14/2021	38,601	286	286	0	0
3	2/14/2022	38,890	288	288	0	0
4	8/14/2022	39,180	291	291	0	0
5	2/14/2023	39,473	293	293	0	0
6	8/14/2023	39,473	1,263	0	0	1,263
7	2/14/2024	39,473	1,263	0	0	1,263
8	8/14/2024	39,473	1,263	0	0	1,263
9	2/14/2025	39,473	1,263	0	0	1,263
10	8/14/2025	39,473	1,263	0	0	1,263
11	2/14/2026	38,486	1,263	0	987	2,250
12	8/14/2026	37,499	1,231	0	987	2,218
13	2/14/2027	35,526	1,200	0	1,974	3,173
14	8/14/2027	33,552	1,136	0	1,974	3,110
15	2/14/2028	30,592	1,073	0	2,960	4,034
16	8/14/2028	27,631	979	0	2,960	3,939
17	2/14/2029	22,697	884	0	4,934	5,818
18	8/14/2029	17,763	726	0	4,934	5,660
19	2/14/2030	8,881	568	0	8,881	9,450
20	8/14/2030	0	284	0	8,881	9,166

4.- Obligations to Do and to Not Do:
In the interval occurring between the issuance and placement of the new bonds described in the above paragraphs, only and exclusively the obligations to do and not do contained in Chapter XII of this Judicial Reorganization Agreement shall be maintained.
Similarly, in the period between the date of the Deliberative Meeting and the date of issuance and placement of the new bonds described in the preceding paragraphs, the causes for non-compliance of the debt instruments contained in the loans of the Unsecured Creditors enrolled in this Agreement will not be valid.
VI.	PROPOSED PAYMENT OF PRINCIPAL TO SUPPLIER CREDITORS

Pursuant to Article 64 of Law 20,720, more favorable conditions are proposed for some of the unsecured creditors forming part of the suppliers of goods and services of the Debtor Company (hereinafter, the “Suppliers”). The more favorable condition that is proposed consists in paying 100% of the principal of the loans originating from invoices or receipts issued by Suppliers under the same terms, which must be paid within up to 12 months as from approval of this Judicial Reorganization Agreement.

1 This table is for reference purposes, with the UF value of July 2, 2020. Said amount must be updated in accordance with the value of the UF on the date of the Deliberative Meeting, i.e., August 14, 2020.

These Suppliers represent 18 creditors, for a total of $381,184,005.- (three hundred eighty-one million, one hundred eighty-four thousand and five pesos).
VII.	NEW FINANCING.

The International Bondholders, Unsecured Creditors and shareholders of the Debtor Company shall have the preferential option of granting New Financing to Enjoy S.A. totaling $55,000,000,000 (fifty-five billion pesos) (hereinafter, the International Bondholders, Unsecured Creditors and shareholders of the Debtor Company participating in the New Financing shall be referred to jointly as the “New Financers”). The New Financing shall be documented in a Bridge Loan, which shall be prepaid through the issuance of Convertible Bond C (as both terms are defined below), pursuant to the terms and conditions described in this clause.
1.- Bridge Loan.
a.- With a view to participating in the New Financing, the new Financers will sign a non-revolving loan opening agreement (the “Bridge Loan”) maturing at 360 days, the disbursements of which shall be documented by signing promissory notes to the order of each of the respective New Financers. The disbursement shall take place on the third banking day following the signing date of the Bridge Loan, at which time the respective promissory note shall be issued.
Loans granted under the Bridge Loan shall accrue annual interest of 5.7%, unless said rate exceeds the current maximum contractual rate applicable to loans with these characteristics current on the signing date of said Bridge Loan, in which case said contractual maximum rate shall apply.

This Bridge Loan is intended to be prepaid, with no prepayment costs, through the issuance of the Convertible C Bonds as regulated in Numeral 2.- of this Chapter VII.
b.- The opportunity to participate in the Bridge Loan shall be offered preferentially to the groups and in the proportions specified below (hereinafter the “Groups”):
i.- To the Shareholders of the Debtor Company enrolled in the Enjoy S.A. Shareholders Registry up to midnight of the fifth business day prior to the date of the Deliberative Creditors Meeting: up to $5,500,000,000 (five billion, five hundred million pesos) (hereinafter, “Group A”).
ii.- To the International Bondholders: up to $10,000,000,000.- (ten billion pesos) (hereinafter, “Group B”).
iii.- To the Unsecured Creditors: up to $39,500,000,000.- (thirty-nine billion, five hundred million pesos) (hereinafter, “Group C”).
c.- Those interested in participating in the New Financing must express this in writing to the Bankruptcy Administrator (Interventor Concursal), within 10 banking days after the date of the Deliberative Creditors Meeting, through a pure and simple financing commitment, not subject to conditions (hereinafter the “Financing Commitment”) which shall so inform the Bankruptcy Administrator. With regard to the International Bondholders, they must express their interest by so informing the Representative of the International Bondholders, by such means as is deemed appropriate, within 10 banking days after the date of the Deliberative Creditors Meeting. The Representative of the International Bondholders shall send to the Bankruptcy Administrator any Financing Commitment forms it might receive from the International Bondholders within three banking days after expiration of the term for expressing the intent to participate.
i.- If the Financing Commitments received within a specific Group exceed the corresponding amount, it will be prorated within the same Group, in accordance with the total requests received for said group, and the excess shall be allocated to cover shortfalls in the other Groups, prorated (among all those considering only the excess) until depletion of the total of $55,000,000,000 (fifty-five billion pesos).

iii.- In the event it is not possible to obtain 100% of the New Financing in an initial round, successive rounds may be held within each Group, in order that those who originally contributed to the New Financing might increase the prorated share of their request within each group, until depletion of the total amount assigned to said group. If there is no interest within a Group for taking the entire preferential amount assigned to the respective Group, the remaining amount shall be offered to those who participated in the latest round of the Group that depleted the entire amount assigned to the respective group. If two Groups have depleted the entire amount assigned to them, it shall be offered to both Groups, prorated for the original amount assigned to each Group.
iii.- If, despite having been offered in the form indicated in Parts i.- and ii.- above, a portion of the New Financing remains unsubscribed, the Company may offer it to third parties under terms no more favorable than those offered to these three Groups.
iv.- Rounds and offerings that follow the first must be concluded within a maximum of 10 banking days.
d.- After expiration of the deadlines for receipt of the Financing Commitments as indicated in Letter c.- above, the parties to the Bridge Loan must sign said loan agreement and the other documents of the New Financing by the fifth banking day after said date, which under no circumstances may be prior to the date on which the Reorganization Agreement begins to apply.
e.- Notwithstanding the above, and prior to the Deliberative Meeting, those convened to participate in the New Financing may state in advance their intent to participate therein, through a binding note to be sent to the Bankruptcy Auditor (Veedor Concursal), in order for the latter to use this at the respective meeting.
f.- The Bridge Loan shall consider the payment of a commission in favor of the New Financers who effectively grant the Bridge Loan. The amount of said commission shall total 2% of the total amount actually contributed by each New Financer under the Bridge Loan, and shall be paid in cash or be offset against the disbursements under the Bridge Loan, at the discretion of the New Financer or Financers entitled to receive this commission.

g.- Funds disbursed under the Bridge Loan shall be allocated to repaying the obligations incurred during the course of the regular business activities of the Debtor Company and its subsidiaries, in accordance with the conditions and restrictions agreed to in this Agreement.
h.- The Bridge Loan shall be considered as preferential in the order of priority with respect to the receivables of the Unsecured Creditors, the loans of which shall therefore be understood as subordinate with respect to the Bridge Loan.
2.- Convertible Bond C.
          a.- The Debtor Company shall prepay the Bridge Loan within 360 days from the disbursement, through issuance of a bond convertible to shares of Enjoy S.A. (hereinafter the “Convertible Bond C”) for an amount at least equal to what is necessary to prepay the Bridge Loan. Should fractions of convertible bonds exist as a result of the difference between the amount of the loan issued by a New Financer in the Bridge Loan, and the Convertible C Bonds cutoff amount, the difference shall be paid in cash by the Debtor Company. In the event it is not possible to collect 100% of the value of the Bridge Loan, the Company may offer the remainder of the Convertible Bond C to third parties under terms no more favorable than those set in this Chapter.
b.- Since the Convertible bonds must preferentially be offered to Shareholders, the mechanism for doing so shall be regulated in Chapter IX.
c.- This Convertible Bond C shall have a term of 99 years counting from its issuance, with the following characteristics:
i.- Currency:
The Convertible Bond C shall be issued in Chilean pesos.
ii.- Principal amortization:
The Convertible Bond C shall be repaid through a single installment within 99 years as from its issuance date.

iii.- Interest:
Interest shall be calculated and paid by applying an annual effective rate, which shall be reduced gradually as described below:
•
The same interest rate shall be applied as agreed to for loans granted under the Bridge Loan, for the period starting on the date of prepayment of the Bridge Loan and ending 540 days after the date of the Deliberative Meeting.

•	0.0% nominal annual effective rate, with base of 360 days from day 541 after the date of the Deliberative Meeting and henceforth.

iv.- Conversion Period:
The Convertible Bond C may only be converted to shares of Enjoy S.A. during a period starting on the fifth banking day after expiration of the preferential option period set by law and shall end 540 days after the date of the Deliberative meeting. In the event that the results of this calculation yield a fraction of shares, they shall be rounded to the nearest whole number (if the fraction is 0.5, it shall be rounded to the nearest odd whole number), and should there be a difference, it will be paid in cash by the Debtor Company.
v.- Conversion Rate:
Convertible Bond C will have a conversion rate of 266.67 (two hundred sixty-six point six seven) new shares for each $1,000.- (one thousand pesos) of current principal and accrued interest up to the latest date of interest capitalization prior to the conversion date. In the event that the results of this calculation yield a fraction of shares, they shall be rounded to the nearest whole number and, if the fraction is 0.5, it shall be rounded to the nearest odd whole number, and if there is a difference, this difference shall be paid in cash by the Debtor Company.
vi.- Preference:
The Convertible Bond C shall be considered as preferential for the payment of principal and interest and in the event of Bankruptcy Settlement with respect to the Unsecured Creditors, the loans of which, therefore, shall be understood as being subordinate to the Convertible Bond C.

vii.- Use of funds:
Funds from the Convertible Bond C shall be used exclusively for prepaying the Bridge Loan, and in the event of a remainder after paying the above, said funds shall be allocated to repaying the obligations corresponding to the normal operations of the Debtor Company and its subsidiaries, in accordance with the conditions and restrictions agreed to herein.
VIII.	OPTION FOR CONDITIONAL SUBSCRIPTION OF SHARES BY CURRENT SHAREHOLDERS.

Pursuant to this Reorganization Agreement, and subject to the corresponding statutory approvals, before occurrence of the conversion of the A, B and C Convertible Bonds into Shares, Company shareholders shall be granted an option (hereinafter the “Option”) to subscribe new Company payment shares, for a term of 24 months, at a subscription price of $5.75 per share, and at a rate of 2.00 new shares per current share.
To apply the Option, Enjoy S.A. shall undertake a capital increase through the issuance of 9.390 million payment shares. These new payment shares shall be offered preferentially to Shareholders with right to subscribe them (those registered with the Enjoy Shareholders Registry as of midnight on the fifth business day prior to the start date of the preferential offer period), at a subscription price of $5.75 (five point seven five pesos) per share. The respective subscription agreement shall state that payment of the subscription price shall be subject to the suspensive condition that on the 24th month after the date of the Extraordinary Shareholders Meeting that approves this capital increase, the closing price for Enjoy shares on the previous Santiago Securities Exchange trading day must exceed $8 (eight pesos) per share. This condition has been stipulated to the benefit of the shareholders and therefore may be waived by them, on the understanding that it has been waived in the event of payment of the shares, with fulfillment of the condition still pending. Additionally, at the Extraordinary Shareholders Meeting that approves the issuance of these new shares, it shall be proposed that the Board be authorized and instructed to not pursue collection on shares that have not been paid-in, even after fulfillment of the condition.

IX.	LEGAL STRUCTURE FOR THE FINANCING AND CONVERSION PROCESSES.

1.- Prior to the Deliberative Meeting, the Debtor Company may supplement the legal structure for implementation of renewed contracting of loans as agreed to in this Accord and, specifically, for implementation of the new Financing, repayment of the unsecured loans with Convertible A Bonds and Convertible B Bonds, repayment of the Bridge Loan with Convertible C Bonds, the capital increase, the issuance of new shares and the structure for conversion of the Bonds, and the procedure for the Option.
2.- Without prejudice to the entry into force of this Agreement, the Bankruptcy Administrator shall convene the Creditors Commission, jointly with the Debtor Company and the technical advisors assisting the parties, to adopt the necessary agreements for appropriate implementation of the various steps considered in the Reorganization Agreement, with full powers. Said meeting of the Creditors Committee must be held no later than the fifth business day after the date of this Agreement.
3.- For purposes of Fixed Income Bond A, from the presentation of this Proposal until the day of the Deliberative Meeting, the Debtor Company shall assess the need and appropriateness of incorporating some type of financial covenants or safeguards associated with this bond.
4.- Notwithstanding the above, below are the general guidelines proposed for some of the steps under consideration.
a.- All bonds convertible to shares issued by the Company must be offered preferentially to shareholders in accordance with the law. If no shareholder exercises their preferred option, the Company shall allocate Convertible Bonds A, B and C to be issued in payment as set forth in this Reorganization Agreement. If shareholders exercise their preferred subscription option with respect to Convertible Bonds A, B and/or C, the procedure shall be as follows:
i.- The net proceeds the Company obtains from the subscription and payment of the Convertible A Bonds shall be allocated to repaying the extended loans of the Unsecured Creditors with right to receive Convertible A Bonds, prorated, and the balance of the extended unsecured loans not covered by said payment shall be paid (novation) to the respective unsecured creditors issuing the Convertible A Bonds to them that had not been subscribed during the respective preferential option period.

ii.- The net proceeds the Company obtains from the subscription and payment of the Convertible B Bonds shall be allocated to repaying the extended loans of the Unsecured Creditors with right to receive Convertible B Bonds, prorated, and the balance of the extended unsecured loans not covered by said payment shall be paid (novation) to the respective unsecured creditors by issuing the Convertible B Bonds to them that had not been subscribed during the respective preferential option period.
iii.- The net proceeds the Company obtains from the subscription and payment of the Convertible C Bonds shall be allocated to repaying the loans granted in accordance with the Bridge Loan, prorated, and the balance not covered by said payment shall be paid (novation) to the respective creditors by issuing them the Convertible C Bonds that had not been subscribed during the respective preferential option period.
iv.- In the three cases set forth above, the following additional rules shall apply:
•
If some creditors prefer to receive cash and other creditors prefer to receive convertible bonds, the Company shall make its best effort to adjust the respective prorating in such a way that those creditors that prefer to receive cash receive the greatest possible amount of cash and those creditors that prefer to receive convertible bonds receive the greatest possible number of convertible bonds.

•
The Company may issue A, B or C convertible bonds, as applicable, for an amount greater than requested to cover the payment stipulated in this Reorganization Agreement, for the sole purpose of making it possible for those creditors that prefer to receive convertible bonds and not cash, to be repaid in their entirety with convertible bonds.

•	Should a difference exist due to fractions of bonds or other adjustments, the Company shall pay said difference in cash.

b.- The preferential offer of Convertible C Bonds shall be made once the conversion deadline for the Convertible A and B Bonds has expired.
c.- With a view to facilitating the feasibility of the agreements contained in this Reorganization Proposal:
i.- Company Shareholders whose shares represent at least 60% of the total shares issued must express their intent to waive their preferential option rights to subscribe the Convertible A, B and C Bonds, when these rights arise; and
ii.- Company Creditors must state their intent to participate in the New Financing, in an amount of at least $25,000,000,000.- (twenty-five billion pesos).
d.- The Financing Commitment must be formalized through a standardized binding document, the format of which shall be sent to each creditor by the Bankruptcy Administrator.
e.- Within 15 calendar days after the signing of the Bridge Loan, the Board must convene the Extraordinary Shareholders Meeting, which must be held within a period not to exceed 30 calendar days, to which the following will be submitted for the consideration of Shareholders:
i.- A single capital increase, through the issuance of new shares, to allow fulfillment of the content of this Agreement, as well as the following:
•
The issuance of shares to be allocated to worker compensation plans for the Company and its subsidiaries, the amount of which must be defined by the Board convening the Extraordinary Shareholders Meeting.

•
The issuance of payment shares for up to an additional $10,000,000,000.- (ten billion pesos), as a mechanism of protection against cash flow needs, the conditions of which may be set by the board within the legal deadlines.

ii.- Issuance of the convertible bonds identified in this Reorganization Agreement.
iii.- All other matters that may be necessary to submit for consideration of the shareholders at the Meeting, for correct implementation of this Agreement.
5.- In all cases, the number of shares into which the Convertible Bonds A, B and C may be converted pursuant to this Agreement were set in order to fulfill the condition that current Company shareholders not reduce their equity stake in Enjoy S.A. to a percentage less than 10% after converting all the aforementioned bonds, excluding the shares issued as stipulated in Paragraph i.-, Part d.-, Numeral 3.-, Chapter IX and shares issued for purposes of the Option. However, this minimum of 10% falls exclusively within the context of the Judicial Reorganization of Enjoy S.A., and therefore is not applicable in the event that Enjoy, after completing the Reorganization, requires new capital, in which case the shareholders and their dilutions (if applicable) shall be subject to the specific conditions of said new capital increase or financing.
X.	ADMINISTRATION.

Administration of the Petitioning Company ENJOY S.A. shall be exercised by the current entities that have established its Bylaws, during the term of this Agreement.
Without prejudice to the above, and as set forth in Article 69 of Law No. 20,720, it is proposed that the creditors at the Deliberative Meeting appoint a Bankruptcy Administrator with the authority indicated below and for the term set forth in the aforementioned provision. The latter’s fees shall be set by the Creditors Commission, which shall be regulated below, together with the Debtor Company.
XI.	RENEWAL OF GUARANTEE VOUCHERS (BOLETAS DE GARANTIAS).

1.- With a view to guaranteeing to the Superintendency of Casino Games fulfillment of the technical offer; construction and development [of] the plans in timely and appropriate fashion at the Coquimbo, Viña del Mar, Puerto Varas and Pucón casinos; and finally, complete fulfillment of the economic offer contained in the tender proceedings carried out by the regulatory authority, in 2018 the banks Banco BTG Pactual Chile, Banco Internacional and Banco Security issued Guarantee vouchers for approximately UF 4,800,000.0 (four million, eight hundred thousand Unidades de Fomento), in favor of Casino de la Bahía S.A., Casino del Mar S.A., Casino de Lago S.A. and Casino de Puerto Varas S.A. Part of said Guarantee vouchers are secured by insurance policies issued by CESCE Chile Aseguradora S.A.

2.- To date, the total guarantee vouchers – which are not secured by the security policies referenced above – and the obligations under said policies are, in turn, guaranteed (i) by the endorsement, joint and several surety, and joint and several co-debt of Enjoy S.A.; (ii) by a mortgage on a property owned by an Enjoy S.A. subsidiary located in the city of Castro; (iii) by time deposits pledged in guarantee, totaling approximately $32 billion, taken by Enjoy S.A. in favor of the Banks, which securities are in the possession of Banco BTG Pactual Chile, as the agent bank for the bank syndicate and as guarantee agent.
3.- As of the date of presentation of this proposed Reorganization Agreement, the Administration and the issuers of the aforementioned guarantee vouchers have finalized the negotiations relative to the economic and legal conditions for renewal of the aforementioned vouchers and policies, and have reached an agreement for the release of the aforementioned security deposits, subject to the meeting of certain milestones, which include the granting and subsequent recording of a mortgage on a property owned by an Enjoy S.A. subsidiary located in the commune of Rinconada de Los Andes, which will increase the financing contained in Chapter VII of these proposals.
4.- The aforementioned renewal of guarantee vouchers and issuance of insurance policies, which must occur no later than July 15, 2020, shall take place in accordance with the terms and conditions agreed to between the aforementioned banks, Casino de la Bahía S.A., Casino del Mar S.A., Casino de Lago S.A., Casino de Puerto Varas S.A. and Enjoy S.A., through an instrument dated July 3, 2020, containing a detail of the vouchers and policies to be issued, the guarantees to be established in favor of the participating banks and insurance company, as well as the conditions precedent for undertaking renewal, and finally, details of the related conditions to be fulfilled, in each case, to undertake the release of the time deposits and mortgage on the Rinconada property.

5.- Said terms and conditions include, as a condition precedent for their renewal, that they and the signing of the respective agreement, as well as guarantees to be granted by Enjoy S.A., have been previously authorized by Enjoy S.A. creditors representing more than 50% of the liabilities subject to the reorganization, as provided for in Article 74, Part Two of Law 20,720.
6.- In sum, and for purposes of releasing a portion of the deposits in guarantee, after the Creditors Meeting convened to decide on these Reorganization proposals, the following related conditions, among others, have been agreed to:
a.-  That the Court certify that the Judicial Reorganization Agreement of the Debtor Company Enjoy S.A. be considered approved in accordance with the terms of Article 89 of Law 20,720 or that it become valid and be fulfilled as provided for in Part Four of the aforementioned provision.
b.   That the aforementioned Judicial Reorganization Agreement approve the following matters, among others:
i.- The restructuring of the international bond (Secured Bond) of Enjoy S.A., and
ii.- The capitalization of at least 70% of the unsecured loans verified in the Reorganization Proceeding, with a minimum of CLP$ 115,000 million, through any form of conversion stipulated by the Agreement.
c.-  That the approval of the stipulations contained in this Reorganization Agreement by the creditors expressly means giving full validity to all loans granted, liabilities restructured and the execution of instruments and agreements entered into between the banks Banco BTG Pactual Chile, Banco Internacional and Banco Security, BTG Pactual Deuda Privada Fondo de Inversión [Private Debt Investment Fund], with Enjoy S.A. and its subsidiary companies, within the two years prior to the start of the Judicial Reorganization Proceeding.
d.-  That the Auditor acknowledge at the Deliberative Meeting the withdrawal of the legal action filed in Case C-9.268-2020 with the 8th Civil Court by National Series I and Series J Bondholders against Enjoy S.A. and BTG Pactual Chile S.A. Administradora General de Fondos [General Funds Administrator], on behalf of BTG Pactual Deuda Privada Fondo de Inversión, for the actions referenced in the preceding letter.

e.-  That the approval of the Reorganization Agreement expressly involve the permanent waiver of all judicial or other types of actions that might seek to dispute or call into question the efficacy and/or enforceability of the instruments and agreements executed or entered into to which the previous points refer.
XII.	OBLIGATIONS TO DO AND NOT DO.

As set forth in Chapter IV, the obligations to do and to not do shall be maintained vis-à-vis the International Bondholders as contained in the Indenture – with the changes described in Appendix No. 1. In turn, the following obligations to do and not do shall be established exclusively vis-à-vis the rest of the Creditors enrolled in this Agreement:
1.- Obligations to Do.
a.- To carry out or cause to carry out all necessary measures to preserve and maintain in full force and effect its corporate existence and validity, without altering its corporate form, including its status as publicly traded, limited-liability corporation, registered with the Securities Registry maintained for these purposes by the CMF and, in addition, including but not limited to, its dissolution or transformation, without incurring legal grounds for dissolution; as well as to preserve and maintain all rights, properties, licenses, trademarks, permits, exemptions, easements, concessions or patents that may be necessary for the normal functioning of the Debtor Company and the development of its business operations; and to maintain all its relevant assets in good state of repair consistent with their natural use and wear and tear.
b.- To pay all taxes and other applicable tax obligations as well as those of a labor-related origin or other preferential payments in accordance with current law, except those that may be disputed in good faith and in accordance with the appropriate legal procedures.
c.- To fulfill in all aspects the laws, regulations and provisions and applicable orders, specifically including, without restriction, the timely payment of all taxes, contributions, encumbrances and tax charges of any other kind affecting the Debtor Party or its assets, and to fulfill any tax, labor, social security and environmental obligations that may apply thereto in a timely fashion, as applicable, except those with respect to which the appropriate legal appeals have been filed in good faith.

d.- To provide the Bankruptcy Administrator with all additional financial and/or accounting information that might be requested thereby.
e.- To ensure that, at all times, its obligations under this Reorganization Agreement have at least the same prevalence and payment priority under the law as its remaining payment obligations, current or future, to other creditors of the same class, in accordance with the law. The above is without prejudice to the preferences set forth in this Reorganization Agreement.
f.- To complete, sign, execute and enter into any instruments and agreements to afford complete fulfillment of the Reorganization Agreement, as required of it by the Bankruptcy Administrator.
2.- Obligations to Not Do.
a.- Grant loans or credits or any type of financing to third parties, excluding subsidiaries, except in the case of financing within the Issuer’s ordinary course of business, which must at all times and under all circumstances be carried out under market conditions.
b.- Enter into instruments or agreements with Related Parties, whether for reasons of ownership or for management, except any instrument or agreement within the normal course of business and under terms and conditions no more advantageous than those it would have obtained in market negotiations between unrelated parties.
c.- As of the date of the Deliberative Meeting, to establish itself as endorser, guarantor, joint and several co-debtor or to commit its equity to fulfill third-party obligations, unless said third parties are subsidiaries of the Issuer.

XIII.	APPROVAL AND VALIDITY OF THE AGREEMENT.

1.- Pursuant to Art. 89 of Law 20,720, this Agreement shall be understood as approved and shall enter into force:
a.- Upon expiration of the period for disputing it, without its having been disputed, as the competent court so declares at its own behest or at the petition of any interested party of the Auditor.
b.- If it has been disputed and the disputes are rejected, provided that the resolution rejecting the dispute or disputes is enforceable and the Agreement is declared approved.
c.- Without prejudice to the above, and notwithstanding any disputes as might have been filed against it, the Agreement shall be understood as approved and shall begin to apply unless said disputes were filed by creditors of a specified class or category, representing at least 30% of the liabilities with right to vote in their respective class or category.
2.- The Reorganization Agreement shall be valid until the corresponding fulfillment of the following events:
a.- With respect to the International Bondholders, when changes to the Indenture and/or International Bonds are made, in accordance with the stipulations contained in this Agreement.
b.- With respect to the Unsecured Creditors, complete repayment of their loans, through the issuance of Convertible Bonds A, Convertible Bonds B and Fixed Income Bond A.
c.- With respect to the Suppliers, the repayment of all their loans.
d.- Upon completion of the bankruptcy participation period stipulated in Article 69 of Law 20,720.

XIV.	CREDITORS COMMISSION.

1.- To oversee fulfillment of the stipulations of the Judicial Reorganization Agreement and the actions of the Company’s Administrative Entities, a (non-remunerated) Commission is appointed consisting of five creditors. These representatives shall be elected by the Deliberative Creditors Meeting (except those members appointed by the International Bondholders, the appointment and replacement procedure of which is described further below) from among those creditors who voted in favor of this Agreement, the voting of which shall fall to two representatives of the International Bondholders, two representatives of the domestic bondholders (one for each series) and one representative of the holders of the commercial effects of banking creditors. The creditors forming part of this Commission may not be associated with the principal business operations of the Debtor Company, or its competition.
2.- The members of the Creditors Commission shall have the obligation to maintain absolute secrecy over all information that is confidential by nature of its content and must refrain from disclosing it to any person or entity. To this end, they must sign a Confidentiality Agreement containing the obligation set forth above.
3.- The Commission shall set its form of constitution, functioning and replacement of its members and shall determine the frequency of its meetings. There shall be acting and alternate members. Nevertheless the Debtor Company or the Bankruptcy Administrator, as the case may be, may request that the Commission meet to hear and decide upon specific matters; to this end, a certified letter shall be sent to the domicile of the legal representative of the respective members of the Creditors Commission or to their email addresses (registered at the first organizational session of this commission), at least seven banking days in advance, requesting a meeting, and indicating the topics to be consulted or discussed. The resulting convocations must have at least five business day’s difference between the first and second convocations. If, at the latter’s request, the Creditor’s Commission does not meet, having issued the two consecutive convocations, the decision on the matter to be consulted shall fall to those members who do attend the session. Should no member attend this second convocation, the corresponding authorizations shall be requested of the Court.
4.- With respect to the quorums for adopting agreements, they shall be adopted by simple majority of their members.

5.- The Commission shall appoint a Chair thereof, which shall have the following powers:
a.- To convene the Commission members to meet, at the request of any Commission Member, the Bankruptcy Administrator or the Debtor Company.
b.- To convene the Creditors Meeting in all cases that the Commission deems necessary or appropriate.
c.- To communicate to the Debtor Company the decisions adopted by the Creditors Commission.
6.- The Creditors Commission shall have the following powers:
a.- To remove and replace the Administrator and request from it such information and actions as it deems relevant.
b.- To set the fees of the Administrator with regard to its administration activities as such. Said fees must be adapted to current market remuneration, in accordance with the complexity and responsibility of the position and the Company’s payment capacity.
c.- To hear the background information provided thereby by the Administrator, in particular the account of its management, the frequency of which shall be determined by the Commission.
d.- To provide the authorizations set forth in this Reorganization Agreement.
e.- To replace the Chair and/or Vice Chair of the Commission.
f.- To request the Debtor Company, through the Administrator’s intermediation, for information on the regular course of business and its operations, plans and programs.
g.- Pursuant to Part Two, Art. 83 of Law 20,720, the Commission may amend all or part of the contents of the Reorganization Agreement, except with respect to the capacity of creditor, its class or category, differences between creditors of the same class or category, the amount of their loans and their preferences. In any case, any modification to the rights of the International Bondholders under the Indenture shall require the modification of said agreement, as applicable.

h.- Such other powers as this Agreement grants thereto.
For purposes of appointing the members representing the International Bondholders, their appointment shall fall to those holders of the aforementioned bond who so express at the time of issuing their approval or rejection of the restructuring plan in accordance with the procedure established by the Representative of the International Bondholders, with preference given to those that maintain a higher percentage of ownership of the bonds at that time. The Representative of the International Bondholders shall report this event to the Administrator, communicating thereto those who were appointed in those capacities. The replacement of those members, in the event they do not want or are unable to perform the position, shall follow the same procedure, in which case the Representative of the International Bondholders shall consult the bondholders, in order of their size, as to whether they wish to participate on the Commission. In all cases, the fact of being a member of this Commission shall not disqualify the respective bondholder from trading in the market.
XV.	BANKRUPTCY ADMINISTRATOR.

1.- Without prejudice to the formation of a Creditors Commission, and as set forth in Article 69 of law 20,720, it is proposed that the Deliberative Creditors Meeting appoint an Administrator (hereinafter the ‘Bankruptcy Administrator” or ‘Administrator”), for the period stipulated in the aforementioned provision, who shall have the powers set forth in the aforementioned article and those stipulated below.
2.- This appointment must fall to a current Bankruptcy Administrator from the list registered with the Chilean Insolvency and Recovery Superintendency (Superintendencia de Insolvencia y Reemprendimiento).
3.- It is proposed that the appointed Bankruptcy Administrator have the following powers:
a.- Have access to the offices and facilities of the Debtor Company to request all the latter’s accounting, financial and commercial information, in order to verify or monitor due fulfillment of the obligations assumed in this Reorganization Agreement.

b.- Inform the Creditors Commission of any background information or transaction executed by the Debtor Company that might affect normal servicing of the debt assigned to this Agreement.
c.- Regularly inform the Creditors Commission of the revenue and expenses of the Debtor Company, and in particular operational efficiency and expenses.
d.- Draw up minutes of the Commission’s meetings.
e.- Approve all payments made for debt service.
f.- Undertake confirmation as to the balance of the loans assigned to this Reorganization Agreement and determine the priority of the payments.
g.- Authorize the Debtor Company to grant personal or real guarantees to secure own and/or third-party obligations, in cases other than those already permitted under this Agreement, when linked to the Company’s operations.
h.- Fulfill and execute all powers and obligations set forth in this Reorganization Agreement and those assigned thereto by the Creditors Commission.
XVI.	NON-COMPLIANCE.

1.- Pursuant to Articles 98 and thereafter of Law 20,720, any creditor may request a declaration of non-compliance, in the event of failure to comply with the stipulations of this Agreement, and/or in the event that the poor condition of the Debtor’s businesses has been aggravated in such a way as to cause said creditors fear of loss.
2.- Moreover, the Creditors may also individually exercise any actions conferred thereon by the Law to obtain complete repayment of their loans, all within the framework of this Reorganization Agreement.
XVII.	GUARANTEES.

As noted in Chapter IV, in all aspects not modified by means of this Reorganization Agreement, the obligations of Enjoy S.A. as contained in the Indenture and in the International Bonds are ratified, and therefore all real and personal guarantees established in these documents will be maintained.

To this end, the grantors of these personal guarantees will participate as such in the granting of the documentation needed to be signed for implementation of this Reorganization Agreement in the Indenture.
Pursuant to the above, any collection action directed against the guarantors may be exercised solely in the event of non-compliance by Enjoy S.A. of its obligations contained in this Reorganization Agreement.
XVIII.	FORMAL RECORDING REQUIREMENTS AND OTHER STIPULATIONS.

1. As set forth in Article 90 of Law 20,720, a copy of the minutes of the Creditors Meeting declaring a vote in favor of the Agreement and its complete text, together with a copy of the court resolution approving it and its execution certificate, may be authorized by a certifying officer or be notarized by a notary public. Without prejudice to the above, the Debtor Company shall be required to sign the new instruments documenting the terms of this Agreement, at the written request of any creditor who so requests, no later than within 90 days following the request.
2.- This Reorganization Agreement, duly approved, shall have the effect of immediately terminating all pending judgments or of preventing the filing of legal actions of various kinds, whether civil, commercial or other, including but not limited to judgments of notification of collection of invoices, judgments of notification of protest of check, complaints for fraudulent passing of checks and/or enforcement judgments of any kind, which have been filed against the Debtor Company or its joint and several co-debtors, endorsers or guarantors, by the creditors to whom this Reorganization Agreement applies pursuant to Article 66 of Law 20,720.
3.- To this end, an authorized copy of the resolution approved by the Reorganization Agreement shall serve as timely and sufficient official notice to request the corresponding Court to call for termination of the judgment and the lifting of attachments, precautionary measures and any encumbrances of various kinds. All the above is without prejudice to the direct instruction sent electronically for this purpose by the Court convened to hear this Proposal, requesting termination of the procedures and the respective lifting.

The Agreement now starting to apply shall have the same effect as indicated in the preceding paragraphs notwithstanding any disputes by creditors representing fewer than 30% of the liabilities with right to vote in their respective class or category, as provided for in Part Four, Article 89 of Law 20,720. For purposes of determining the percentage stipulated above, a certification must be executed by the Secretary of this Court.
4.- The creditors of the Debtor Company that have published their delinquent receivables in the respective registries maintained by various institutions, whether public or private, such as DICOM EQUIFAX, the Boletín Comercial published by the Chile Chamber of Commerce, the delinquency registry of the Financial Market Commission, and in general any existing registry of delinquencies in our country, hereby authorize the Debtor Company to request the elimination of all records of delinquencies and in general any publication related to this purpose, with regard to receivables prior to the Reorganization Resolution and those subsequent thereto concerning previously assumed loans.
Further, the creditors hereby undertake to not request new publications with respect to the loans forming part of this Reorganization Agreement, so long as the fulfillment of said obligations remains current.
The background information specified in the preceding number of this chapter shall serve as timely and sufficient official notice for purposes of requesting elimination of the publications referenced previously.
XIX.	REPRESENTATIONS AND ASSURANCES ON THE DATE OF THIS JUDICIAL REORGANIZATION AGREEMENT.

The Debtor Company, duly represented in the form stipulated in the body of this instrument, on this date, represents and assures the following to each Creditor of this Judicial Reorganization Agreement:
1.- That it is a corporation duly organized and current under the laws of Chile and that both the entering into of this Judicial Reorganization Agreement, and the fulfillment and execution of all the obligations contained therein fall within the legal and corporate powers that have been approved by its competent administrative entities; and that the parties appearing in this Judicial Reorganization Agreement on its behalf have sufficient power and authority as to enter into this Reorganization Agreement and to fulfill the obligations assumed therein.

2.- That the entering into of this Judicial Reorganization Agreement does not require the approval or authorization of any additional government or judicial authority whatsoever, nor of third parties, except those already obtained and that remain current, and that it has no information or knowledge that the entering into and fulfillment of this Judicial Reorganization Agreement violates or contravenes current laws, regulations or resolutions, nor its respective bylaws. The above is without prejudice to any approvals and/or authorizations and/or procedures that may be required by reason of the implementation of this Agreement, pursuant to /i/ the bylaws of Enjoy S.A.; /ii/ Law 18,046 on Limited Liability Corporations and its Regulation; /iii/ Law 18,045 on the Securities Market and related regulations decreed by the Financial Market Commission; /iv/ DL 211 setting the regulations for the protection of Free Trade; /v/ Law No. 19,995 establishing the general bases for the authorization, functioning and monitoring of casino games; and /vi/ the regulations issued by the Chilean Superintendency of Casino Games (Superintendencia de Casinos de Juego).
3.- This instrument constitutes legal, valid, necessary, enforceable, mandatory and sufficient documentation for its collection, and in any collection action involving the obligations under this Judicial Reorganization Agreement, it will recognize this instrument as sufficient for their collection.
4.- No waiver of any provision of this Judicial Reorganization Agreement, nor the consent for the Debtor Company to act differently therefrom, shall have any effect whatsoever unless granted in writing and signed by the Creditors Commission in this Judicial Reorganization Agreement, and in said case that waiver or consent shall have effect only in the specific case and for the specific purpose for which it has been granted. In all cases, any changes to this Judicial Reorganization Agreement must adhere to and comply, in all applicable aspects, with the stipulations contained in this instrument.
5.- The provisions of this Judicial Reorganization Agreement shall be mandatory for and extended to the benefit of the Parties and their respective legal successors and assigns.

6.- The names signed by the Parties for the various stipulations of this Reorganization Agreement have been established solely for reference and ease of reading, without affecting the meaning or scope of the entire clause which might differ from said name.
XX.	DOMICILE AND COMPETENT JURISDICTION.

The special domicile of the Agreement shall be the city of Santiago, and therefore the decision as to any difficulty that might arise in any of the classes or categories of this Agreement shall be submitted to the competency of its ordinary courts.
Digitally signed by NELSON CONTADOR ROSALES Date: 7/4/2020 15:06:37 PM- 4’00’

APPENDIX No. 1

MODIFICATIONS TO THE SECURED BONDS

The Secured Bonds shall be governed by the provisions set forth in the Indenture and the International Bonds, subject to the following modifications:

1.           Changes in the ownership of Enjoy S.A. that occur as a consequence of exercising the option to convert the convertible bonds to shares and the placement of shares as set forth in this Agreement shall not constitute a “Change of Control Repurchase Event” under Section 3.7.

2.         Convertible Bond A, Convertible Bond B, Convertible Bond C, Fixed Income Bond A, the Bridge Loan and the Guarantee vouchers to which this Agreement refer shall constitute Permitted Indebtedness pursuant to Section 3.11(a) (“Limitation on Incurrance of Additional Indebtedness”) of the Indenture.

3.           Concerning financial covenants, they shall apply only as from the date stipulated by the following indicators in each case:

a.           The Debtor Company must maintain a Net Financial Debt / Adjusted EBITDA ratio no greater than 3x, which may only be required in the measurement of the quarter after the date of execution of the sale of Baluma S.A.

To this end, the following shall be understood:

i.            Net Financial Debt corresponds to: /i/ The sum of the items posted under “Other current financial liabilities,” “Other non-current financial liabilities,” “Current leasing liabilities” and “Non-current leasing liabilities,” less /ii/ the item posted as “Cash and cash equivalents;” all the above are from the Consolidated Statement of Financial Position of Enjoy S.A., which forms an integral part of the Consolidated Financial Statements reported quarterly to the CMF.

ii.           Adjusted EBITDA corresponds to the results of the following items from the Income Statement by Function of Enjoy S.A.: /i/ Revenue from ordinary activities; less /ii/ Cost of sales; less /iii/ Administrative expenses; plus /iv/ depreciation for the year; plus /v/ Amortization for the year.

b.           Baluma S.A. may incur maximum financial debt of: (i) US 15,000,000 from the date of the Agreement to November 30, 2021; and (ii) US 10,000,000 after December 1, 2021.

4.           An exception to the limitation on asset sales as considered in Section 3.13 (Limitation on Asset Sales) of the Indenture shall be the sales to which Chapter IV of this Agreement refers, in which case amortization of the Secured Bonds shall occur as set forth in this Chapter.

5.           Permitted liens under Section 3.18 (“Limitation on Liens”) of the Indenture shall consist of the granting of guarantees pursuant to Chapter IV, Number 5.- of this Agreement. In any event, no new guarantees may be granted on assets securing the obligations under the Indenture.

6.           The Debtor Company undertakes not to reduce its share capital with a view to absorbing accumulated losses.

7.           Until such time as the loans of the International Bondholders under the Indenture have been repaid in their entirety, the Debtor Company may not redeem the unsecured loans arising in implementation of the Agreement, except for prepayment of the Bridge Loan.

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JUDICIAL REORGANIZATION AGREEMENT

ENJOY S.A.

Judicial Reorganization Bankruptcy Proceedings
8th Civil Court of Santiago, Case C-5.656-2019
Deliberative Creditors’ Meeting
Santiago, August 14, 2020

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CONTENTS

I.	BACKGROUND INFORMATION ON THE PETITIONING DEBTOR COMPANY.	3

II.	CREDITORS ENROLLED IN THE REORGANIZATION AGREEMENT.	3

III.	DEVELOPMENT OF THE PURPOSE OF THE AGREEMENT.	3

IV.	PROPOSED PAYMENT OF PRINCIPAL AND INTEREST TO SECURED CREDITORS.	4

V.	PROPOSED PAYMENT OF PRINCIPAL AND INTEREST TO UNSECURED CREDITORS.	10

VI.	PROPOSED PAYMENT OF PRINCIPAL TO SUPPLIER CREDITORS.	14

VII.	NEW FINANCING.	14

VIII.	OPTION FOR CONDITIONAL SUBSCRIPTION OF SHARES BY CURRENT SHAREHOLDERS.	18

IX.	LEGAL STRUCTURE FOR THE FINANCING AND CONVERSION PROCESSES.	18

X.	ADMINISTRATION.	21

XI.	RENEWAL OF GUARANTEE VOUCHERS.	21

XII.	OBLIGATIONS TO DO AND NOT DO.	23

XIII.	APPROVAL AND VALIDITY OF THE AGREEMENT.	25

XIV.	CREDITORS COMMISSION.	25

XV.	BANKRUPTCY ADMNINISTRATOR.	27

XVI.	NON-COMPLIANCE.	28

XVII.	GUARANTEES.	28

XVIII.	FORMAL RECORDING REQUIREMENTS AND OTHER STIPULATIONS.	29

XIX.	REPRESENTATIONS AND ASSURANCES ON THE DATE OF THIS JUDICIAL REORGANIZATION AGREEMENT.	30

XX.	DOMICILE AND COMPETENT JURISDICTION.	31

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JUDICIAL REORGANIZATION AGREEMENT
/ENJOY S.A.

I.	BACKGROUND INFORMATION ON THE PETITIONING DEBTOR COMPANY

1.- Corporate name	: ENJOY S.A.

2.- R.U.T.	: 96.970.380-7.

3.- Domicile	: Avenida Presidente Riesco N° 5.711, piso 15, comuna de Las Condes, Metropolitan Region.

4.- Organization
: Organized pursuant to a public instrument dated October 23, 2001. On June 9, 2009, the Company was registered with the Securities Registry of the Chilean Financial Market Commission (Comisión para el Mercado Financiero) (CMF) under No. 1033.

II.	CREDITORS ENROLLED IN THE REORGANIZATION AGREEMENT.

For purposes of this Judicial Reorganization Agreement, creditors (hereinafter, indiscriminately, the “Creditors”) shall all be considered holders of direct loans against ENJOY S.A. (hereinafter, indiscriminately, “Enjoy,” the “Petitioner,” “Debtor Company” or “Company”), which originated prior to the Reorganization Resolution, pursuant to Article 66 of Law 20,720. Loans originating after the Reorganization Resolution shall be repaid in accordance with the agreed-upon terms and tenors.

Pursuant to Article 61 of the aforementioned bankruptcy law, this Judicial Reorganization Agreement contains a restructuring and repayment proposal for the secured creditors, which corresponds to International Bondholders (as said term is defined further below), a restructuring and payment proposal for unsecured creditors (hereinafter the “Unsecured Creditors”) and a special repayment proposal for unsecured supplier creditors (hereinafter the “Suppliers”) as set forth in the following chapters.

III.	DEVELOPMENT OF THE PURPOSE OF THE AGREEMENT.

The Judicial Reorganization Agreement (hereinafter, indiscriminately, the “Reorganization Agreement,” “Agreement” or “Proposal”) shall have the following purpose and content:

1.- The effective and total continuation of the ongoing commercial activities of ENJOY S.A., as from the date of presentation of this Proposal, with a view to fulfilling payment conditions consistent with projected cash flows, recovering the Company’s operating levels and providing for the payment of its obligations.

2.- The granting of new conditions for the payment of all loans enrolled in the Reorganization Agreement under the conditions set forth in this instrument;

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3.- A reduction in the Company’s debt level, through conversion of at least 70% of the unsecured debt consisting of bonds convertible to shares, with a strong incentive for conversion.

4. Obtaining fresh funds for the Company totaling up to $55,000,000,000 (fifty-five billion Chilean pesos), through a loan agreement to be repaid through the issuance of a bond convertible to shares, with a strong incentive for conversion.

IV.	PROPOSED PAYMENT OF PRINCIPAL AND INTEREST TO SECURED CREDITORS.

The conditions to be set forth in this Chapter IV shall be modifications to be applied /i/ to the instrument referred to as the “Indenture,” dated May 16, 2017, pursuant to which the Company undertook a placement of securities representing debt in the international markets under the auspices of Regulation 144A and Regulation S of the United States Securities and Exchange Commission and the Securities Act of 1933, through an agreement for the issuance of international bonds of Enjoy S.A. (hereinafter the “Indenture” and its bondholders, hereinafter the “International Bondholders”), and; /ii/ the debt instruments issued under said Indenture (hereinafter the “International Bonds”), without intent to substitute by novation, and which therefore shall not constitute a new obligation, for all legal purposes. In all aspects not modified by this Reorganization Agreement, the obligations of Enjoy S.A. as contained in the Indenture and in the International Bonds, including real and personal guarantees, shall be ratified. To facilitate analysis of the changes proposed in this Chapter IV, attached as Appendix No. 1 is a summary of the principal changes to be made to the Indenture and the International Bonds.

1.- New term for repayment of the loans:

The Debtor Company must pay the entire principal balance of the International Bonds, in a single installment, on August 14, 2027. The above is without prejudice to any prepayments that may occur under this Judicial Reorganization Agreement.

2.- Interest:

a.- Interest accrued up to the date of the Deliberative Meeting (Junta Deliberativa):

All loans applied to this Chapter IV shall be set as of the date of the Creditors Meeting convened to hear and decide on the Proposal, in accordance with the balance of principal and interest accrued to date. Contractual interest and any that might have accrued during the delinquency period - i.e., up to the date of holding of the Deliberative Creditors Meeting – shall be calculated in accordance with the rate originally agreed upon, excluding the payment of any penalty interest, fines and collection expenses, which shall be expressly forgiven. Interest accrued up to the date of the aforementioned meeting shall be capitalized on said date.

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All collection expenses, fees and reimbursements owed under the Indenture to the Bondholders’ Representative (Trustee), Paying Agent, Registering Agent, Transfer Agent or Guarantee Agent must be paid in the form set forth in the Indenture, including any advisory and attorney expenses applicable under the rules of the Indenture and those necessary for purposes of recording the guarantees in accordance with the new conditions set forth in the Agreement, which shall also be assumed by the Debtor Company.

In the event that stamp and recording taxes– if applicable – are to be owed for this reason, they shall be assumed solely by the Debtor Company, and must be paid in timely fashion at the request of any Creditor.

b.- Calculation of interest rate:

Interest shall be calculated and paid on all loans described in this Chapter IV, applying an annual interest rate, subject to the increments detailed below:

i.	6.0% annual basis 30/360 days the first year of approval of this Reorganization Agreement.
ii.	7.0% annual basis 30/360 days the second year of approval of this Reorganization Agreement.
iii.	7.5% annual basis 30/360 days the third year of approval of this Reorganization Agreement.
iv.	8.0% annual basis 30/360 days the fourth year of approval of this Reorganization Agreement.
v.	8.5% annual basis 30/360 days the fifth year of approval of this Reorganization Agreement.
vi.	9.0% annual basis 30/360 days the sixth year of approval of this Reorganization Agreement.
vii.	9.5% annual basis 30/360 days the seventh year of approval of this Reorganization Agreement.

This interest shall accrue as from the date the Creditors Meeting, convened to hear and decide on this Proposal, is held.

c.- Interest payment schedule:

Interest shall be paid in accordance with the following payment schedule:

i.- First Period: For the period running from the Deliberative Meeting approving this Reorganization Agreement to the fourth quarter after said date, i.e., between August 15, 2020 and August 14, 2021, interest shall accrue that shall be capitalized quarterly, i.e., on November 14, 2020, February 14, 2021, May 14, 2021 and August 14, 2021.

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ii.- Second Period: For the period running between the fifth and sixth quarters after the Deliberative Meeting that approves this Reorganization Agreement, i.e., between August 15, 2021 and February 14, 2022, interest shall accrue, 50% of which shall be paid and the remaining 50% capitalized quarterly, i.e., on November 14, 2021 and February 14, 2022.

iii.- Third Period: For the period running from the seventh quarter after approval of this Reorganization Agreement and henceforth, i.e., from February 15, 2022, interest shall be paid quarterly, at the end of each three-month period.

Interest not to be capitalized in accordance with Roman numerals ii or iii above shall be due and must be paid on the respective payment date, as indicated in the amortization schedule in the following paragraph.

d.- Principal and interest amortization schedule:

Secured Loan (USD)

Installment	Maturity	Unpaid balance	Interest (100%)	Capitalized interest	Amortization of principal	Installment amount
	8/14/2020	210,505,263	0	0	0	0
1	11/14/2020	213,662,841	3,157,579	3,157,579	0	0
2	2/14/2021	216,867,784	3,204,943	3,204,943	0	0
3	5/14/2021	220,120,801	3,253,017	3,253,017	0	0
4	8/14/2021	223,422,613	3,301,812	3,301,812	0	0
5	11/14/2021	225,377,561	3,909,896	1,954,948	0	1,954,948
6	2/14/2022	227,349,614	3,944,107	1,972,054	0	1,972,054
7	5/14/2022	227,349,614	3,978,618	0	0	3,978,618
8	8/14/2022	227,349,614	3,978,618	0	0	3,978,618
9	11/14/2022	227,349,614	4,262,805	0	0	4,262,805
10	2/14/2023	227,349,614	4,262,805	0	0	4,262,805
11	5/14/2023	227,349,614	4,262,805	0	0	4,262,805
12	8/14/2023	227,349,614	4,262,805	0	0	4,262,805
13	11/14/2023	227,349,614	4,546,992	0	0	4,546,992
14	2/14/2024	227,349,614	4,546,992	0	0	4,546,992
15	5/14/2024	227,349,614	4,546,992	0	0	4,546,992
16	8/14/2024	227,349,614	4,546,992	0	0	4,546,992
17	11/14/2024	227,349,614	4,831,179	0	0	4,831,179
18	2/14/2025	227,349,614	4,831,179	0	0	4,831,179
19	5/14/2025	227,349,614	4,831,179	0	0	4,831,179
20	8/14/2025	227,349,614	4,831,179	0	0	4,831,179
21	11/14/2025	227,349,614	5,115,366	0	0	5,115,366
22	2/14/2026	227,349,614	5,115,366	0	0	5,115,366
23	5/14/2026	227,349,614	5,115,366	0	0	5,115,366
24	8/14/2026	227,349,614	5,115,366	0	0	5,115,366
25	11/14/2026	227,349,614	5,399,553	0	0	5,399,553
26	2/14/2027	227,349,614	5,399,553	0	0	5,399,553
27	5/14/2027	227,349,614	5,399,553	0	0	5,399,553
28	8/14/2027	0	5,399,553	0	227,349,614	232,749,168

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3.- Extraordinary loan amortization payments:

a.- Voluntary prepayment:

The Debtor Company may make voluntary prepayments (“Optional Redemption”) in accordance with the following:

i.- The Debtor Company may only make voluntary prepayments as from August 14, 2022.

ii.- Between August 14, 2022 and August 13, 2025, the Debtor Company shall have the right, at its discretion, to redeem all the International Bonds at a redemption price equal to 100% of the principal amount of said International Bonds to be redeemed, plus the excess of: (a) the present value (calculated by the Independent Investment Banker as defined in the International Bonds Prospectus) on said repayment date at: (i) the repayment price for said International Bonds as of August 14, 2027 (said repayment price is set in the Prospectus under the title “—Optional Redemption Without a Make-Whole Premium,” but in consideration of a price, expressed as a percentage of the principal amount to be redeemed, equal to 100.00%), plus (ii) all scheduled interest owed up to August 14, 2027 (excluding interest accrued but not paid as of the redemption date), discounted as of the redemption date semiannually (assuming a year of 360 days, consisting of twelve months of 30 days) at the United States Treasury Rate in accordance with the rules of the Prospectus for August 14, 2027 plus 400 basis points; over (b) the principal amount to be redeemed of said International Bonds (“Make- Whole Amount” under the Prospectus), plus in each case any accrued and unpaid interest on the principal amount to be redeemed of the International Bonds up to but not including the redemption date (subject to the right of the International Bondholders to receive interest owed on the corresponding interest payment date).

iii.- Voluntary prepayments made from August 14, 2025 shall be at a redemption price, expressed as a percentage of the principal amount to be redeemed, equal to 100.00%, plus interest accrued and not paid, up to but not including the respective redemption date.

b.- Mandatory prepayment:

As from the time this Judicial Reorganization Agreement starts to apply, the Debtor Company, at its own behest or through the corresponding subsidiary, shall be authorized to transfer the following assets securing the International Bonds, i.e., shares of the company Baluma S.A., properties corresponding to the Coquimbo Casino and Hotel and the Pucón Casino and Grand Hotel or shares of the companies owning said properties, Inmobiliaria Proyecto Integral Coquimbo S.p.A and Inmobiliaria Kuden S.p.A, with a view to mandatory prepayment of the International Bondholders, subject to completion of the transfer made to third parties unrelated to the Debtor Company, its subsidiaries or its current or future controlling shareholders.

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The prices obtained must be deposited immediately and in their entirety with the Indenture Guarantee Agent, for distribution and payment in accordance with the terms of this clause as well as of the Indenture.

In the event of sale of the assets in accordance with the terms described in this Chapter, the International Bondholders undertake to proceed, at the time of the sale, provided that sufficient security has been granted thereto for the corresponding prepayment (in accordance with the terms described in this Chapter), to lift the guarantees and prohibitions applied on these assets. Upon transfer of the assets as stipulated in each case, the Debtor Company shall be required to undertake the prepayment or partial payment on account of the International Bonds, at no cost or prepayment premium whatsoever, in accordance with the following terms:

i. Shares of Baluma S.A.: The Debtor Company must allocate the proceeds from the sale of these shares to prepayment of the International Bonds, prepaying the International Bondholders the greater of the following amounts: (a) USD 160,000,000.- (one hundred sixty million dollars), payable in any event, regardless of the price obtained in the sale; or (b) 80% of the proceeds from said sale, net of commissions and taxes, in the event it exceeds USD 160,000,000.- (one hundred sixty million dollars).

ii. Coquimbo Casino and Hotel: It shall be understood that the sale of this asset occurs either through /i/ the sale of the shares of Inmobiliaria Proyecto Integral Coquimbo S.p.A.; or /ii/ the sale of lots A-B-C, located at Balneario de Peñuelas, commune of Coquimbo, Appraisal Record (Rol de Avalúo) 904-006, Address: Av. Peñuelas Norte N° 56, Commune of Coquimbo. If the sale of this asset occurs, the Debtor Company must allocate its proceeds to the prepayment or payment on account of the debt, prepaying the International Bondholders the dollar equivalent, according to the Observed Dollar Exchange Rate published by the Central Bank of Chile for the day prior to the payment date, of the greater of the following amounts: (a) UF 1,150,000.- (one million, one hundred fifty thousand Chilean Incentive Units (Unidades de Fomento)), payable in any event, regardless of the price obtained in the sale; or (b) 80% of the proceeds from said sale, net of commissions and taxes, in the event it exceeds UF 1,150,000.- (one million, one hundred fifty thousand Unidades de Fomento).

iii
Pucón Casino, Grand Hotel and Other Assets: It shall be understood that the sale of this asset occurs either through /i/ the sale of the shares of Inmobiliaria Kuden S.p.A.; or /ii/ the sale of all or part of the Properties located in the Commune of Pucón, Appraisal Records 00002-00003, 00003-00001, 00025-00001, 00060-000014 and 00060-000015. If the sale of this asset occurs, the Debtor Company must allocate its proceeds to the prepayment or payment on account of the debt, prepaying the International Bondholders the dollar equivalent, according to the Observed Dollar Exchange Rate published by the Central Bank of Chile for the day prior to the payment date, of the greater of the following amounts: (a) UF 660,000.- (six hundred sixty thousand Unidades de Fomento), payable in any event, regardless of the price obtained in the sale; or (b) 80% of the proceeds from said sale, net of commissions and taxes, in the event it exceeds UF 660,000.- (six hundred sixty thousand Unidades de Fomento); in which case the International Bondholders undertake to proceed to lift the guarantees and prohibitions established on all these separate assets.

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For purposes of the above, on the business day following that on which the respective sale price is received, the Guarantee Agent shall report the amount available for prepayment as stipulated in Roman numerals i to iii above (hereinafter the “Amount Available for Prepayment”) to each of the International Bondholders who had participated in the New Financing (hereinafter the “Senior International Bondholders”), as set forth below, who must communicate in writing with the Guarantee Agent, within a maximum of 10 business days after the notification date stipulated by the Guarantee Agent, if they are requesting a prepayment of their respective International Bonds and the requested prepayment amount. The amount to be prepaid to each Senior International Bondholder shall be determined as follows: (a) In the event that the sum of the prepayments requested by each Senior International Bondholder is less than or equal to the Amount Available for Prepayment, the Debtor Company shall prepay each of said creditors the amount specified in its respective prepayment request and, in the event a balance exists, it shall be allocated to prepaying the International Bonds owned by Junior International Bondholders (as this term is defined below), the debts of which had not been entirely prepaid, prorated for their respective receivables; (b) In the event that the sum of the prepayments requested by each Senior International Bondholder exceeds the Amount Available for Prepayment, said amount shall be prorated among all the Senior International Bondholders, on the basis of their respective receivables. This preference shall be subject to the condition of being able to implement a mechanism that allows for distinguishing between Senior and Junior International Bonds.

The Guarantee Agent must undertake distribution of the amounts received in accordance with the rules of the Indenture and this Agreement, within a maximum of 60 business days from the date of the respective sale, and deposit with the Debtor Company the amounts obtained in excess over that which is payable to the International Bondholders, if any.

The amounts received as sale prices shall continue to secure the Debtor Company’s obligations until their complete distribution to the International Bondholders, to which end the Debtor Company or its subsidiary shall establish a pledge in favor of the International Bondholders, represented by the Guarantee Agent, consistent with the form to be agreed to with the Guarantee Agent prior to execution of the sale.

The Debtor Company may not undertake partial transfers within any of the classes of assets described in Roman numerals i and ii above. That is to say, in each case it must transfer (a) all shares of Baluma S.A.; (b) all shares of Inmobiliaria Proyecto Integral Coquimbo S.p.A.; (c) all the properties corresponding to the Coquimbo Casino and Hotel; and (d) all shares of Inmobiliaria Kuden S.p.A. The Company may also not transfer the properties owned by Baluma S.A., which may negatively affect the valuation of said company.

4.- New Financing:

The International Bondholders shall have the option to grant new financing to Enjoy S.A. (hereinafter the “New Financing”), through a Bridge Loan to be prepaid by Convertible Bond C (as said term is defined below) for a minimum amount totaling $10,000,000,000.- (ten billion pesos).

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The International Bondholders that had not participated in the new Financing (the “Junior International Bondholders”) shall subordinate the payment of their International Bonds issued under the Indenture to complete payment of the International Bonds owned by Senior International Bondholders, in the following events: (i) in the event that the guarantees are executed that secured the International Bonds, in which case the proceeds of said sale shall be allocated to preferentially prepaying the International Bonds owned by the Senior International Bondholders, prorated for their respective receivables; and (ii) in the event that a mandatory prepayment of the International Bonds is made as a consequence of the sale of the assets securing said International Bonds as set forth in Letter b., Section 3 above, in which case the provisions of said section shall apply. To this end, the Junior International Bondholders undertake to sign all instruments or contracts as may be necessary to complete the aforementioned payment subordination, including but not limited to modifications of the Indenture, the Guarantee Agent Agreement and the guarantees securing said International Bonds. This preference and subordination shall be subject to the feasibility of being able to implement a mechanism that allows for distinguishing between Junior and Senior International Bonds.

5.- Obligations to Do and to Not Do:

The obligations to do and to not do as contained in the Indenture shall be maintained, with the changes described in Appendix No. 1 to this Judicial Reorganization Agreement.

V.	PROPOSED PAYMENT OF PRINCIPAL AND INTEREST TO UNSECURED CREDITORS

1.- Capitalization of Interest:

All loans applied under this Chapter V shall be set on the date of the Creditors Meeting convened to hear and decide on the Proposal, according to the balance of principal and interest accrued up to that date. Contractual interest and any that may have accrued during the delinquency period – i.e., up to the date the Deliberative Creditors Meeting is held – shall be calculated in accordance with the rate originally agreed to, excluding the payment of penalty interest, fines and collection expenses, if any, which shall be expressly forgiven. Interest accrued up to the date of the aforementioned Meeting shall be capitalized on said date.

In the event that stamp and recording taxes – if any – are to be paid for this item, they shall be assumed solely by the Debtor Company, and must be paid in a timely fashion at the petition of any Creditor.

2.- Extension of the loans.

As of the date the Deliberative Creditors Meeting is held, the maturity of all unsecured loans applied under this Chapter V shall be extended up to the date of placement of the new debt instruments to which numerals 3.a.- and 3.b.- below refer.

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The extended loans shall be updated, according to observed fluctuations in the Unidad de Fomento, from the date of the Deliberative Meeting up to the date of effective delivery of the new debt instruments to which numerals 3.a.- and 3.b.- refer.

3.- New issuance of debt instruments for repayment of the loans:

The issuance of new debt instruments is proposed, for repaying all the principal of the Unsecured Creditors’ loans under this Chapter V:

a.-	Convertible Bond A:

Unsecured Creditors shall be entitled to amortization of 80% of the principal owed by the Debtor Company under their respective receivables (hereinafter the “Convertible Unsecured Loan”), which shall be paid through the issuance of a bond convertible to shares for the aforementioned percentage of principal (hereinafter, “Convertible Bond A”) pursuant to the terms set forth in Chapter IX. Convertible Bond A shall be payable in a single installment at 99 years and shall accrue interest at a nominal rate in pesos equal to zero. The exchange rate for the conversion of Convertible Bond A shall be 66.67 (sixty-six point six seven) new common shares of Enjoy S.A. for each $1,000.- (one thousand pesos) of principal. The option for conversion of the Convertible A Bonds to Company shares must be exercised within 60 banking days, counting from the date of issuance of the Convertible Bond to the respective Unsecured Creditor. In the event that the results of this calculation yield a fraction of shares, they shall be rounded to the nearest whole number and, if the fraction is 0.5, it shall be rounded to the nearest odd whole number, and should there be a difference, it shall be paid in cash by the Debtor Company. Should there exist fractions of Convertible A Bonds as a result of the difference between the value of an Unsecured Creditor’s loan, and the cutoff amount for convertible bonds, the difference shall be paid in cash by the Debtor Company.

Since the Convertible Bonds must be offered preferentially to Shareholders in accordance with the Law, the mechanisms for doing so shall be regulated in Chapter IX.

b.-	Convertible Bond B:

As an incentive for participating in the New Financing, once the Reorganization Agreement is approved, those Unsecured Creditors who have effectively participated in the New Financing shall be entitled to receive in payment of a portion of their Convertible Unsecured Loan, a Convertible Bond B (hereinafter, the “Convertible Bond B”), in place of Convertible Bond A, which shall be subject to the terms and conditions described below.

The portion of the Convertible Unsecured Loan of each Unsecured Creditor that shall be entitled to be paid in Convertible B Bonds shall be equal to its prorated share in the Bridge Loan (hereinafter the “Prorated Share”) multiplied by a factor equal to 0.80. Should there exist fractions of convertible bonds, the difference shall be paid in cash by the Debtor Company.

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The Prorated Share shall be calculated as the proportion between (i) the total actually invested by the respective Unsecured Creditor (“unsecured creditor i”) in the Bridge Loan, over (ii) the proportion its receivable represents among all receivables of Unsecured Creditors, multiplied by the difference between $45,000,000,000.- (forty-five billion pesos) and the amount invested by Enjoy S.A. shareholders in the Bridge Loan, according to the following formula:

Prorated Share of unsecured creditor i	=	(Total unsecured creditor i investment in Bridge Loan) *
		(Unsecured creditor i receivable)	(45,000,000,000 - shareholder investments in Bridge Loan)
(Total unsecured receivables)

The terms and conditions of Convertible Bond B shall be identical to the terms and conditions of Convertible Bond A, with the sole exception of the exchange rate for shares of Enjoy S.A., which in the case of Convertible Bond B shall be 198.02 (one hundred ninety-eight point zero two) new common shares of Enjoy S.A. for each $1,000.- (one thousand pesos) of principal. In the event that the results of this calculation yield a fraction of shares, they shall be rounded to the nearest whole number and, if the fraction is 0.5, it shall be rounded to the nearest odd whole number, and should there be a difference, it will be paid in cash by the Debtor Company.

If by virtue of the calculations noted above, the Unsecured Creditor does not receive 100% of its Convertible Unsecured Loan in Convertible B Bonds, the difference shall be paid through the issuance of Convertible A Bonds.

Since the Convertible Bonds must be offered preferentially to Shareholders in accordance with the Law, the mechanism for this is regulated in Chapter IX.

c.-	Fixed Income Bond A:

The amortization of 20.0% of the total principal owed to the Unsecured Creditors (whether or not they had participated in the New Financing) shall be paid through the issuance of a fixed income bond, for the total of that amount (hereinafter, the “Fixed Income A Bond”), payable within 10 years as from the approval of this Reorganization Agreement. If fractions of Fixed Income A Bonds exist as a result of the difference between the value of the loan of an Unsecured Creditor, and the bond cutoff amount, the difference shall be paid in cash by the Debtor Company.

The Fixed Income A Bond shall have the following features.

i.- Currency:

The Fixed Income A Bond shall be issued in Chilean pesos.

ii.- Amortization of principal:

The Fixed Income A Bond shall be paid in accordance with the Amortization Schedule indicated in Part iv.- below.

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iii.- Interest:

Interest shall be calculated and paid by applying an annual effective nominal interest rate, which will gradually increase as described below:

•
1.5% annual effective rate, base 360 days and semi-annual periods equal to 180 days, the first two years and six months from the date the Deliberative Meeting is held that approves this Reorganization Agreement. This interest shall accrue and be compounded semi-annually, all in accordance with the amortization table provided below.

•
6.5% annual effective rate, base 360 days and semi-annual periods equal to 180 days, from the end of the sixth semi-annual period and henceforth. This interest shall accrue and be paid semi-annually, all in accordance with the amortization table provided below.

iv.- Amortization table for principal and interest1:

Fixed Income A Bond (CLP millions)

Installment	Maturity	Unpaid principal	Interest (100%)	Capitalized interest	Amortization of principal	Value of installment
	8/14/2020	38,031	0	0	0	0
1	2/14/2021	38,315	284	284	0	0
2	8/14/2021	38,601	286	286	0	0
3	2/14/2022	38,890	288	288	0	0
4	8/14/2022	39,180	291	291	0	0
5	2/14/2023	39,473	293	293	0	0
6	8/14/2023	39,473	1,263	0	0	1,263
7	2/14/2024	39,473	1,263	0	0	1,263
8	8/14/2024	39,473	1,263	0	0	1,263
9	2/14/2025	39,473	1,263	0	0	1,263
10	8/14/2025	39,473	1,263	0	0	1,263
11	2/14/2026	38,486	1,263	0	987	2,250
12	8/14/2026	37,499	1,231	0	987	2,218
13	2/14/2027	35,526	1,200	0	1,974	3,173
14	8/14/2027	33,552	1,136	0	1,974	3,110
15	2/14/2028	30,592	1,073	0	2,960	4,034
16	8/14/2028	27,631	979	0	2,960	3,939
17	2/14/2029	22,697	884	0	4,934	5,818
18	8/14/2029	17,763	726	0	4,934	5,660
19	2/14/2030	8,881	568	0	8,881	9,450
20	8/14/2030	0	284	0	8,881	9,166

4.- Obligations to Do and to Not Do:

1 This table is for reference purposes, with the UF value of July 2, 2020. Said amount must be updated in accordance with the value of the UF on the date of the Deliberative Meeting, i.e., August 14, 2020.

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In the interval occurring between the issuance and placement of the new bonds described in the above paragraphs, only and exclusively the obligations to do and not do contained in Chapter XII of this Judicial Reorganization Agreement shall be maintained.

Similarly, in the period between the date of the Deliberative Meeting and the date of issuance and placement of the new bonds described in the preceding paragraphs, the causes for non-compliance of the debt instruments contained in the loans of the Unsecured Creditors enrolled in this Agreement will not be valid.

VI.	PROPOSED PAYMENT OF PRINCIPAL TO SUPPLIER CREDITORS

Pursuant to Article 64 of Law 20,720, more favorable conditions are proposed for some of the unsecured creditors forming part of the suppliers of goods and services of the Debtor Company (hereinafter, the “Suppliers”). The more favorable condition that is proposed consists in paying 100% of the principal of the loans originating from invoices or receipts issued by Suppliers under the same terms, which must be paid within up to 12 months as from approval of this Judicial Reorganization Agreement.

These Suppliers represent 18 creditors, for a total of $381,184,005.- (three hundred eighty-one million, one hundred eighty-four thousand and five pesos).

VII.	NEW FINANCING.

The International Bondholders, Unsecured Creditors and shareholders of the Debtor Company shall have the preferential option of granting New Financing to Enjoy S.A. totaling $55,000,000,000 (fifty-five billion pesos) (hereinafter, the International Bondholders, Unsecured Creditors and shareholders of the Debtor Company participating in the New Financing shall be referred to jointly as the “New Financers”). The New Financing shall be documented in a Bridge Loan, which shall be prepaid through the issuance of Convertible Bond C (as both terms are defined below), pursuant to the terms and conditions described in this clause.

1.- Bridge Loan.

a.- With a view to participating in the New Financing, the new Financers will sign a non-revolving loan opening agreement (the “Bridge Loan”) maturing at 360 days, the disbursements of which shall be documented by signing promissory notes to the order of each of the respective New Financers. The disbursement shall take place on the third banking day following the signing date of the Bridge Loan, at which time the respective promissory note shall be issued.

Loans granted under the Bridge Loan shall accrue annual interest of 5.7%, unless said rate exceeds the current maximum contractual rate applicable to loans with these characteristics current on the signing date of said Bridge Loan, in which case said contractual maximum rate shall apply.

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This Bridge Loan is intended to be prepaid, with no prepayment costs, through the issuance of the Convertible C Bonds as regulated in Numeral 2.- of this Chapter VII.

b.- The opportunity to participate in the Bridge Loan shall be offered preferentially to the groups and in the proportions specified below (hereinafter the “Groups”):

i.- To the Shareholders of the Debtor Company enrolled in the Enjoy S.A. Shareholders Registry up to midnight of the fifth business day prior to the date of the Deliberative Creditors Meeting: up to $5,500,000,000 (five billion, five hundred million pesos) (hereinafter, “Group A”).

ii.- To the International Bondholders: up to $10,000,000,000.- (ten billion pesos) (hereinafter, “Group B”).

iii.- To the Unsecured Creditors: up to $39,500,000,000.- (thirty-nine billion, five hundred million pesos) (hereinafter, “Group C”).

c.- Those interested in participating in the New Financing must express this in writing to the Bankruptcy Administrator (Interventor Concursal), within 10 banking days after the date of the Deliberative Creditors Meeting, through a pure and simple financing commitment, not subject to conditions (hereinafter the “Financing Commitment”) which shall so inform the Bankruptcy Administrator. With regard to the International Bondholders, they must express their interest by so informing the Representative of the International Bondholders, by such means as is deemed appropriate, within 10 banking days after the date of the Deliberative Creditors Meeting. The Representative of the International Bondholders shall send to the Bankruptcy Administrator any Financing Commitment forms it might receive from the International Bondholders within three banking days after expiration of the term for expressing the intent to participate.

i.- If the Financing Commitments received within a specific Group exceed the corresponding amount, it will be prorated within the same Group, in accordance with the total requests received for said group, and the excess shall be allocated to cover shortfalls in the other Groups, prorated (among all those considering only the excess) until depletion of the total of $55,000,000,000 (fifty-five billion pesos).

iii.- In the event it is not possible to obtain 100% of the New Financing in an initial round, successive rounds may be held within each Group, in order that those who originally contributed to the New Financing might increase the prorated share of their request within each group, until depletion of the total amount assigned to said group. If there is no interest within a Group for taking the entire preferential amount assigned to the respective Group, the remaining amount shall be offered to those who participated in the latest round of the Group that depleted the entire amount assigned to the respective group. If two Groups have depleted the entire amount assigned to them, it shall be offered to both Groups, prorated for the original amount assigned to each Group.

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iii.- If, despite having been offered in the form indicated in Parts i.- and ii.- above, a portion of the New Financing remains unsubscribed, the Company may offer it to third parties under terms no more favorable than those offered to these three Groups.

iv.- Rounds and offerings that follow the first must be concluded within a maximum of 10 banking days.

d.- After expiration of the deadlines for receipt of the Financing Commitments as indicated in Letter c.- above, the parties to the Bridge Loan must sign said loan agreement and the other documents of the New Financing by the fifth banking day after said date, which under no circumstances may be prior to the date on which the Reorganization Agreement begins to apply.

e.- Notwithstanding the above, and prior to the Deliberative Meeting, those convened to participate in the New Financing may state in advance their intent to participate therein, through a binding note to be sent to the Bankruptcy Auditor (Veedor Concursal), in order for the latter to use this at the respective meeting.

f.- The Bridge Loan shall consider the payment of a commission in favor of the New Financers who effectively grant the Bridge Loan. The amount of said commission shall total 2% of the total amount actually contributed by each New Financer under the Bridge Loan, and shall be paid in cash or be offset against the disbursements under the Bridge Loan, at the discretion of the New Financer or Financers entitled to receive this commission.

g.- Funds disbursed under the Bridge Loan shall be allocated to repaying the obligations incurred during the course of the regular business activities of the Debtor Company and its subsidiaries, in accordance with the conditions and restrictions agreed to in this Agreement.

h.- The Bridge Loan shall be considered as preferential in the order of priority with respect to the receivables of the Unsecured Creditors, the loans of which shall therefore be understood as subordinate with respect to the Bridge Loan.

2.- Convertible Bond C.

a.- The Debtor Company shall prepay the Bridge Loan within 360 days from the disbursement, through issuance of a bond convertible to shares of Enjoy S.A. (hereinafter the “Convertible Bond C”) for an amount at least equal to what is necessary to prepay the Bridge Loan. Should fractions of convertible bonds exist as a result of the difference between the amount of the loan issued by a New Financer in the Bridge Loan, and the Convertible C Bonds cutoff amount, the difference shall be paid in cash by the Debtor Company. In the event it is not possible to collect 100% of the value of the Bridge Loan, the Company may offer the remainder of the Convertible Bond C to third parties under terms no more favorable than those set in this Chapter.

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b.- Since the Convertible bonds must preferentially be offered to Shareholders, the mechanism for doing so shall be regulated in Chapter IX.

c.- This Convertible Bond C shall have a term of 99 years counting from its issuance, with the following characteristics:

i.- Currency:

The Convertible Bond C shall be issued in Chilean pesos.

ii.- Principal amortization:

The Convertible Bond C shall be repaid through a single installment within 99 years as from its issuance date.

iii.- Interest:

Interest shall be calculated and paid by applying an annual effective rate, which shall be reduced gradually as described below:

•
The same interest rate shall be applied as agreed to for loans granted under the Bridge Loan, for the period starting on the date of prepayment of the Bridge Loan and ending 540 days after the date of the Deliberative Meeting.

•	0.0% nominal annual effective rate, with base of 360 days from day 541 after the date of the Deliberative Meeting and henceforth.

iv.- Conversion Period:

The Convertible Bond C may only be converted to shares of Enjoy S.A. during a period starting on the fifth banking day after expiration of the preferential option period set by law and shall end 540 days after the date of the Deliberative meeting. In the event that the results of this calculation yield a fraction of shares, they shall be rounded to the nearest whole number (if the fraction is 0.5, it shall be rounded to the nearest odd whole number), and should there be a difference, it will be paid in cash by the Debtor Company.

v.- Conversion Rate:

Convertible Bond C will have a conversion rate of 266.67 (two hundred sixty-six point six seven) new shares for each $1,000.- (one thousand pesos) of current principal and accrued interest up to the latest date of interest capitalization prior to the conversion date. In the event that the results of this calculation yield a fraction of shares, they shall be rounded to the nearest whole number and, if the fraction is 0.5, it shall be rounded to the nearest odd whole number, and if there is a difference, this difference shall be paid in cash by the Debtor Company.

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vi.- Preference:

The Convertible Bond C shall be considered as preferential for the payment of principal and interest and in the event of Bankruptcy Settlement with respect to the Unsecured Creditors, the loans of which, therefore, shall be understood as being subordinate to the Convertible Bond C.

vii.- Use of funds:

Funds from the Convertible Bond C shall be used exclusively for prepaying the Bridge Loan, and in the event of a remainder after paying the above, said funds shall be allocated to repaying the obligations corresponding to the normal operations of the Debtor Company and its subsidiaries, in accordance with the conditions and restrictions agreed to herein.

VIII.	OPTION FOR CONDITIONAL SUBSCRIPTION OF SHARES BY CURRENT SHAREHOLDERS.

Pursuant to this Reorganization Agreement, and subject to the corresponding statutory approvals, before occurrence of the conversion of the A, B and C Convertible Bonds into Shares, Company shareholders shall be granted an option (hereinafter the “Option”) to subscribe new Company payment shares, for a term of 24 months, at a subscription price of $5.75 per share, and at a rate of 2.00 new shares per current share.

To apply the Option, Enjoy S.A. shall undertake a capital increase through the issuance of 9.390 million payment shares. These new payment shares shall be offered preferentially to Shareholders with right to subscribe them (those registered with the Enjoy Shareholders Registry as of midnight on the fifth business day prior to the start date of the preferential offer period), at a subscription price of $5.75 (five point seven five pesos) per share. The respective subscription agreement shall state that payment of the subscription price shall be subject to the suspensive condition that on the 24th month after the date of the Extraordinary Shareholders Meeting that approves this capital increase, the closing price for Enjoy shares on the previous Santiago Securities Exchange trading day must exceed $8 (eight pesos) per share. This condition has been stipulated to the benefit of the shareholders and therefore may be waived by them, on the understanding that it has been waived in the event of payment of the shares, with fulfillment of the condition still pending. Additionally, at the Extraordinary Shareholders Meeting that approves the issuance of these new shares, it shall be proposed that the Board be authorized and instructed to not pursue collection on shares that have not been paid-in, even after fulfillment of the condition.

IX.	LEGAL STRUCTURE FOR THE FINANCING AND CONVERSION PROCESSES.

1.- Prior to the Deliberative Meeting, the Debtor Company may supplement the legal structure for implementation of renewed contracting of loans as agreed to in this Accord and, specifically, for implementation of the new Financing, repayment of the unsecured loans with Convertible A Bonds and Convertible B Bonds, repayment of the Bridge Loan with Convertible C Bonds, the capital increase, the issuance of new shares and the structure for conversion of the Bonds, and the procedure for the Option.

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2.- Without prejudice to the entry into force of this Agreement, the Bankruptcy Administrator shall convene the Creditors Commission, jointly with the Debtor Company and the technical advisors assisting the parties, to adopt the necessary agreements for appropriate implementation of the various steps considered in the Reorganization Agreement, with full powers. Said meeting of the Creditors Committee must be held no later than the fifth business day after the date of this Agreement.

3.- For purposes of Fixed Income Bond A, from the presentation of this Proposal until the day of the Deliberative Meeting, the Debtor Company shall assess the need and appropriateness of incorporating some type of financial covenants or safeguards associated with this bond.

4.- Notwithstanding the above, below are the general guidelines proposed for some of the steps under consideration.

a.- All bonds convertible to shares issued by the Company must be offered preferentially to shareholders in accordance with the law. If no shareholder exercises their preferred option, the Company shall allocate Convertible Bonds A, B and C to be issued in payment as set forth in this Reorganization Agreement. If shareholders exercise their preferred subscription option with respect to Convertible Bonds A, B and/or C, the procedure shall be as follows:

i.- The net proceeds the Company obtains from the subscription and payment of the Convertible A Bonds shall be allocated to repaying the extended loans of the Unsecured Creditors with right to receive Convertible A Bonds, prorated, and the balance of the extended unsecured loans not covered by said payment shall be paid (novation) to the respective unsecured creditors issuing the Convertible A Bonds to them that had not been subscribed during the respective preferential option period.

ii.- The net proceeds the Company obtains from the subscription and payment of the Convertible B Bonds shall be allocated to repaying the extended loans of the Unsecured Creditors with right to receive Convertible B Bonds, prorated, and the balance of the extended unsecured loans not covered by said payment shall be paid (novation) to the respective unsecured creditors by issuing the Convertible B Bonds to them that had not been subscribed during the respective preferential option period.

iii.- The net proceeds the Company obtains from the subscription and payment of the Convertible C Bonds shall be allocated to repaying the loans granted in accordance with the Bridge Loan, prorated, and the balance not covered by said payment shall be paid (novation) to the respective creditors by issuing them the Convertible C Bonds that had not been subscribed during the respective preferential option period.

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iv.- In the three cases set forth above, the following additional rules shall apply:

•
If some creditors prefer to receive cash and other creditors prefer to receive convertible bonds, the Company shall make its best effort to adjust the respective prorating in such a way that those creditors that prefer to receive cash receive the greatest possible amount of cash and those creditors that prefer to receive convertible bonds receive the greatest possible number of convertible bonds.

•
The Company may issue A, B or C convertible bonds, as applicable, for an amount greater than requested to cover the payment stipulated in this Reorganization Agreement, for the sole purpose of making it possible for those creditors that prefer to receive convertible bonds and not cash, to be repaid in their entirety with convertible bonds.

•	Should a difference exist due to fractions of bonds or other adjustments, the Company shall pay said difference in cash.

b.- The preferential offer of Convertible C Bonds shall be made once the conversion deadline for the Convertible A and B Bonds has expired.

c.- With a view to facilitating the feasibility of the agreements contained in this Reorganization Proposal:

i.- Company Shareholders whose shares represent at least 60% of the total shares issued must express their intent to waive their preferential option rights to subscribe the Convertible A, B and C Bonds, when these rights arise; and

ii.- Company Creditors must state their intent to participate in the New Financing, in an amount of at least $25,000,000,000.- (twenty-five billion pesos).

d.- The Financing Commitment must be formalized through a standardized binding document, the format of which shall be sent to each creditor by the Bankruptcy Administrator.

e.- Within 15 calendar days after the signing of the Bridge Loan, the Board must convene the Extraordinary Shareholders Meeting, which must be held within a period not to exceed 30 calendar days, to which the following will be submitted for the consideration of Shareholders:

i.- A single capital increase, through the issuance of new shares, to allow fulfillment of the content of this Agreement, as well as the following:

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•
The issuance of shares to be allocated to worker compensation plans for the Company and its subsidiaries, the amount of which must be defined by the Board convening the Extraordinary Shareholders Meeting.

•
The issuance of payment shares for up to an additional $10,000,000,000.- (ten billion pesos), as a mechanism of protection against cash flow needs, the conditions of which may be set by the board within the legal deadlines.

ii.- Issuance of the convertible bonds identified in this Reorganization Agreement.

iii.- All other matters that may be necessary to submit for consideration of the shareholders at the Meeting, for correct implementation of this Agreement.

5.- In all cases, the number of shares into which the Convertible Bonds A, B and C may be converted pursuant to this Agreement were set in order to fulfill the condition that current Company shareholders not reduce their equity stake in Enjoy S.A. to a percentage less than 10% after converting all the aforementioned bonds, excluding the shares issued as stipulated in Paragraph i.-, Part d.-, Numeral 3.-, Chapter IX and shares issued for purposes of the Option. However, this minimum of 10% falls exclusively within the context of the Judicial Reorganization of Enjoy S.A., and therefore is not applicable in the event that Enjoy, after completing the Reorganization, requires new capital, in which case the shareholders and their dilutions (if applicable) shall be subject to the specific conditions of said new capital increase or financing.

X.	ADMINISTRATION.

Administration of the Petitioning Company ENJOY S.A. shall be exercised by the current entities that have established its Bylaws, during the term of this Agreement.

Without prejudice to the above, and as set forth in Article 69 of Law No. 20,720, it is proposed that the creditors at the Deliberative Meeting appoint a Bankruptcy Administrator with the authority indicated below and for the term set forth in the aforementioned provision. The latter’s fees shall be set by the Creditors Commission, which shall be regulated below, together with the Debtor Company.

XI.	RENEWAL OF GUARANTEE VOUCHERS (BOLETAS DE GARANTIAS).

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1.- With a view to guaranteeing to the Superintendency of Casino Games fulfillment of the technical offer; construction and development [of] the plans in timely and appropriate fashion at the Coquimbo, Viña del Mar, Puerto Varas and Pucón casinos; and finally, complete fulfillment of the economic offer contained in the tender proceedings carried out by the regulatory authority, in 2018 the banks Banco BTG Pactual Chile, Banco Internacional and Banco Security issued Guarantee vouchers for approximately UF 4,800,000.0 (four million, eight hundred thousand Unidades de Fomento), in favor of Casino de la Bahía S.A., Casino del Mar S.A., Casino de Lago S.A. and Casino de Puerto Varas S.A. Part of said Guarantee vouchers are secured by insurance policies issued by CESCE Chile Aseguradora S.A.

2.- To date, the total guarantee vouchers – which are not secured by the security policies referenced above – and the obligations under said policies are, in turn, guaranteed (i) by the endorsement, joint and several surety and joint and several co-debt of Enjoy S.A.; (ii) by a mortgage on a property owned by an Enjoy S.A. subsidiary located in the city of Castro; (iii) by time deposits pledged in guarantee, totaling approximately $32 billion, taken by Enjoy S.A. in favor of the Banks, which securities are in the possession of Banco BTG Pactual Chile, as the agent bank for the bank syndicate and as guarantee agent.

3.- As of the date of presentation of this proposed Reorganization Agreement, the Administration and the issuers of the aforementioned guarantee vouchers have finalized the negotiations relative to the economic and legal conditions for renewal of the aforementioned vouchers and policies, and have reached an agreement for the release of the aforementioned security deposits, subject to the meeting of certain milestones, which include the granting and subsequent recording of a mortgage on a property owned by an Enjoy S.A. subsidiary located in the commune of Rinconada de Los Andes, which will increase the financing contained in Chapter VII of these proposals.

4.- The aforementioned renewal of guarantee vouchers and issuance of insurance policies, which must occur no later than July 15, 2020, shall take place in accordance with the terms and conditions agreed to between the aforementioned banks, Casino de la Bahía S.A., Casino del Mar S.A., Casino de Lago S.A., Casino de Puerto Varas S.A. and Enjoy S.A., through an instrument dated July 3, 2020, containing a detail of the vouchers and policies to be issued, the guarantees to be established in favor of the participating banks and insurance company, as well as the conditions precedent for undertaking renewal, and finally, details of the related conditions to be fulfilled, in each case, to undertake the release of the time deposits and mortgage on the Rinconada property.

5.- Said terms and conditions include, as a condition precedent for their renewal, that they and the signing of the respective agreement, as well as guarantees to be granted by Enjoy S.A., have been previously authorized by Enjoy S.A. creditors representing more than 50% of the liabilities subject to the reorganization, as provided for in Article 74, Part Two of Law 20,720.

6.- In sum, and for purposes of releasing a portion of the deposits in guarantee, after the Creditors Meeting convened to decide on these Reorganization proposals, the following related conditions, among others, have been agreed to:

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a.-       That the Court certify that the Judicial Reorganization Agreement of the Debtor Company Enjoy S.A. be considered approved in accordance with the terms of Article 89 of Law 20,720 or that it become valid and be fulfilled as provided for in Part Four of the aforementioned provision.

b.          That the aforementioned Judicial Reorganization Agreement approve the following matters, among others:

i.- The restructuring of the international bond (Secured Bond) of Enjoy S.A., and

ii.- The capitalization of at least 70% of the unsecured loans verified in the Reorganization Proceeding, with a minimum of CLP$ 115,000 million, through any form of conversion stipulated by the Agreement.

c.-         That the approval of the stipulations contained in this Reorganization Agreement by the creditors expressly means giving full validity to all loans granted, liabilities restructured and the execution of instruments and agreements entered into between the banks Banco BTG Pactual Chile, Banco Internacional and Banco Security, BTG Pactual Deuda Privada Fondo de Inversión [Private Debt Investment Fund], with Enjoy S.A. and its subsidiary companies, within the two years prior to the start of the Judicial Reorganization Proceeding.

d.-        That the Auditor acknowledge at the Deliberative Meeting the withdrawal of the legal action filed in Case C-9.268-2020 with the 8th Civil Court by National Series I and Series J Bondholders against Enjoy S.A. and BTG Pactual Chile S.A. Administradora General de Fondos [General Funds Administrator], on behalf of BTG Pactual Deuda Privada Fondo de Inversión, for the actions referenced in the preceding letter.

e.-         That the approval of the Reorganization Agreement expressly involve the permanent waiver of all judicial or other types of actions that might seek to dispute or call into question the efficacy and/or enforceability of the instruments and agreements executed or entered into to which the previous points refer.

XII.	OBLIGATIONS TO DO AND NOT DO.

As set forth in Chapter IV, the obligations to do and to not do shall be maintained vis-à-vis the International Bondholders as contained in the Indenture – with the changes described in Appendix No. 1. In turn, the following obligations to do and not do shall be established exclusively vis-à-vis the rest of the Creditors enrolled in this Agreement:

1.- Obligations to Do.

a.- To carry out or cause to carry out all necessary measures to preserve and maintain in full force and effect its corporate existence and validity, without altering its corporate form, including its status as publicly traded, limited-liability corporation, registered with the Securities Registry maintained for these purposes by the CMF and, in addition, including but not limited to, its dissolution or transformation, without incurring legal grounds for dissolution; as well as to preserve and maintain all rights, properties, licenses, trademarks, permits, exemptions, easements, concessions or patents that may be necessary for the normal functioning of the Debtor Company and the development of its business operations; and to maintain all its relevant assets in good state of repair consistent with their natural use and wear and tear.

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b.- To pay all taxes and other applicable tax obligations as well as those of a labor-related origin or other preferential payments in accordance with current law, except those that may be disputed in good faith and in accordance with the appropriate legal procedures.

c.- To fulfill in all aspects the laws, regulations and provisions and applicable orders, specifically including, without restriction, the timely payment of all taxes, contributions, encumbrances and tax charges of any other kind affecting the Debtor Party or its assets, and to fulfill any tax, labor, social security and environmental obligations that may apply thereto in a timely fashion, as applicable, except those with respect to which the appropriate legal appeals have been filed in good faith.

d.- To provide the Bankruptcy Administrator with all additional financial and/or accounting information that might be requested thereby.

e.- To ensure that, at all times, its obligations under this Reorganization Agreement have at least the same prevalence and payment priority under the law as its remaining payment obligations, current or future, to other creditors of the same class, in accordance with the law. The above is without prejudice to the preferences set forth in this Reorganization Agreement.

f.- To complete, sign, execute and enter into any instruments and agreements to afford complete fulfillment of the Reorganization Agreement, as required of it by the Bankruptcy Administrator.

2.- Obligations to Not Do.

a.- Grant loans or credits or any type of financing to third parties, excluding subsidiaries, except in the case of financing within the Issuer’s ordinary course of business, which must at all times and under all circumstances be carried out under market conditions.

b.- Enter into instruments or agreements with Related Parties, whether for reasons of ownership or for management, except any instrument or agreement within the normal course of business and under terms and conditions no more advantageous than those it would have obtained in market negotiations between unrelated parties.

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c.- As of the date of the Deliberative Meeting, to establish itself as endorser, guarantor, joint and several co-debtor or to commit its equity to fulfill third-party obligations, unless said third parties are subsidiaries of the Issuer.

XIII.	APPROVAL AND VALIDITY OF THE AGREEMENT.

1.- Pursuant to Art. 89 of Law 20,720, this Agreement shall be understood as approved and shall enter into force:

a.- Upon expiration of the period for disputing it, without its having been disputed, as the competent court so declares at its own behest or at the petition of any interested party of the Auditor.

b.- If it has been disputed and the disputes are rejected, provided that the resolution rejecting the dispute or disputes is enforceable and the Agreement is declared approved.

c.- Without prejudice to the above, and notwithstanding any disputes as might have been filed against it, the Agreement shall be understood as approved and shall begin to apply unless said disputes were filed by creditors of a specified class or category, representing at least 30% of the liabilities with right to vote in their respective class or category.

2.- The Reorganization Agreement shall be valid until the corresponding fulfillment of the following events:

a.- With respect to the International Bondholders, when changes to the Indenture and/or International Bonds are made, in accordance with the stipulations contained in this Agreement.

b.- With respect to the Unsecured Creditors, complete repayment of their loans, through the issuance of Convertible A Bonds, Convertible B Bonds and Fixed Income Bond A.

c.- With respect to the Suppliers, the repayment of all their loans.

d.- Upon completion of the bankruptcy participation period stipulated in Article 69 of Law 20,720.

XIV.	CREDITORS COMMISSION.

1.- To oversee fulfillment of the stipulations of the Judicial Reorganization Agreement and the actions of the Company’s Administrative Entities, a (non-remunerated) Commission is appointed consisting of five creditors. These representatives shall be elected by the Deliberative Creditors Meeting (except those members appointed by the International Bondholders, the appointment and replacement procedure of which is described further below) from among those creditors who voted in favor of this Agreement, the voting of which shall fall to two representatives of the International Bondholders, two representatives of the domestic bondholders (one for each series) and one representative of the holders of the commercial effects of banking creditors. The creditors forming part of this Commission may not be associated with the principal business operations of the Debtor Company, or its competition.

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2.- The members of the Creditors Commission shall have the obligation to maintain absolute secrecy over all information that is confidential by nature of its content and must refrain from disclosing it to any person or entity. To this end, they must sign a Confidentiality Agreement containing the obligation set forth above.

3.- The Commission shall set its form of constitution, functioning and replacement of its members and shall determine the frequency of its meetings. There shall be acting and alternate members. Nevertheless the Debtor Company or the Bankruptcy Administrator, as the case may be, may request that the Commission meet to hear and decide upon specific matters; to this end, a certified letter shall be sent to the domicile of the legal representative of the respective members of the Creditors Commission or to their email addresses (registered at the first organizational session of this commission), at least seven banking days in advance, requesting a meeting, and indicating the topics to be consulted or discussed. The resulting convocations must have at least five business day’s difference between the first and second convocations. If, at the latter’s request, the Creditor’s Commission does not meet, having issued the two consecutive convocations, the decision on the matter to be consulted shall fall to those members who do attend the session. Should no member attend this second convocation, the corresponding authorizations shall be requested of the Court.

4.- With respect to the quorums for adopting agreements, they shall be adopted by simple majority of their members.

5.- The Commission shall appoint a Chair thereof, which shall have the following powers:

a.- To convene the Commission members to meet, at the request of any Commission Member, the Bankruptcy Administrator or the Debtor Company.

b.- To convene the Creditors Meeting in all cases that the Commission deems necessary or appropriate.

c.- To communicate to the Debtor Company the decisions adopted by the Creditors Commission.

6.- The Creditors Commission shall have the following powers:

a.- To remove and replace the Administrator and request from it such information and actions as it deems relevant.

b.- To set the fees of the Administrator with regard to its administration activities as such. Said fees must be adapted to current market remuneration, in accordance with the complexity and responsibility of the position and the Company’s payment capacity.

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c.- To hear the background information provided thereby by the Administrator, in particular the account of its management, the frequency of which shall be determined by the Commission.

d.- To provide the authorizations set forth in this Reorganization Agreement.

e.- To replace the Chair and/or Vice Chair of the Commission.

f.- To request the Debtor Company, through the Administrator’s intermediation, for information on the regular course of business and its operations, plans and programs.

g.- Pursuant to Part Two, Art. 83 of Law 20,720, the Commission may amend all or part of the contents of the Reorganization Agreement, except with respect to the capacity of creditor, its class or category, differences between creditors of the same class or category, the amount of their loans and their preferences. In any case, any modification to the rights of the International Bondholders under the Indenture shall require the modification of said agreement, as applicable.

h.- Such other powers as this Agreement grants thereto.

For purposes of appointing the members representing the International Bondholders, their appointment shall fall to those holders of the aforementioned bond who so express at the time of issuing their approval or rejection of the restructuring plan in accordance with the procedure established by the Representative of the International Bondholders, with preference given to those that maintain a higher percentage of ownership of the bonds at that time. The Representative of the International Bondholders shall report this event to the Administrator, communicating thereto those who were appointed in those capacities. The replacement of those members, in the event they do not want or are unable to perform the position, shall follow the same procedure, in which case the Representative of the International Bondholders shall consult the bondholders, in order of their size, as to whether they wish to participate on the Commission. In all cases, the fact of being a member of this Commission shall not disqualify the respective bondholder from trading in the market.

XV.	BANKRUPTCY ADMINISTRATOR.

1.- Without prejudice to the formation of a Creditors Commission, and as set forth in Article 69 of law 20,720, it is proposed that the Deliberative Creditors Meeting appoint an Administrator (hereinafter the ‘Bankruptcy Administrator” or ‘Administrator”), for the period stipulated in the aforementioned provision, who shall have the powers set forth in the aforementioned article and those stipulated below.

2.- This appointment must fall to a current Bankruptcy Administrator from the list registered with the Chilean Insolvency and Recovery Superintendency (Superintendencia de Insolvencia y Reemprendimiento).

3.- It is proposed that the appointed Bankruptcy Administrator have the following powers:

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a.- Have access to the offices and facilities of the Debtor Company to request all the latter’s accounting, financial and commercial information, in order to verify or monitor due fulfillment of the obligations assumed in this Reorganization Agreement.

b.- Inform the Creditors Commission of any background information or transaction executed by the Debtor Company that might affect normal servicing of the debt assigned to this Agreement.

c.- Regularly inform the Creditors Commission of the revenue and expenses of the Debtor Company, and in particular operational efficiency and expenses.

d.- Draw up minutes of the Commission’s meetings.

e.- Approve all payments made for debt service.

f.- Undertake confirmation as to the balance of the loans assigned to this Reorganization Agreement and determine the priority of the payments.

g.- Authorize the Debtor Company to grant personal or real guarantees to secure own and/or third-party obligations, in cases other than those already permitted under this Agreement, when linked to the Company’s operations.

h.- Fulfill and execute all powers and obligations set forth in this Reorganization Agreement and those assigned thereto by the Creditors Commission.

XVI.	NON-COMPLIANCE.

1.- Pursuant to Articles 98 and thereafter of Law 20,720, any creditor may request a declaration of non-compliance, in the event of failure to comply with the stipulations of this Agreement, and/or in the event that the poor condition of the Debtor’s businesses has been aggravated in such a way as to cause said creditors fear of loss.

2.- Moreover, the Creditors may also individually exercise any actions conferred thereon by the Law to obtain complete repayment of their loans, all within the framework of this Reorganization Agreement.

XVII.	GUARANTEES.

As noted in Chapter IV, in all aspects not modified by means of this Reorganization Agreement, the obligations of Enjoy S.A. as contained in the Indenture and in the International Bonds are ratified, and therefore all real and personal guarantees established in these documents will be maintained.

To this end, the grantors of these personal guarantees will participate as such in the granting of the documentation needed to be signed for implementation of this Reorganization Agreement in the Indenture.

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Pursuant to the above, any collection action directed against the guarantors may be exercised solely in the event of non-compliance by Enjoy S.A. of its obligations contained in this Reorganization Agreement.

XVIII.	FORMAL RECORDING REQUIREMENTS AND OTHER STIPULATIONS.

1. As set forth in Article 90 of Law 20,720, a copy of the minutes of the Creditors Meeting declaring a vote in favor of the Agreement and its complete text, together with a copy of the court resolution approving it and its execution certificate, may be authorized by a certifying officer or be notarized by a notary public. Without prejudice to the above, the Debtor Company shall be required to sign the new instruments documenting the terms of this Agreement, at the written request of any creditor who so requests, no later than within 90 days following the request.

2.- This Reorganization Agreement, duly approved, shall have the effect of immediately terminating all pending judgments or of preventing the filing of legal actions of various kinds, whether civil, commercial or other, including but not limited to judgments of notification of collection of invoices, judgments of notification of protest of check, complaints for fraudulent passing of checks and/or enforcement judgments of any kind, which have been filed against the Debtor Company or its joint and several co-debtors, endorsers or guarantors, by the creditors to whom this Reorganization Agreement applies pursuant to Article 66 of Law 20,720.

3.- To this end, an authorized copy of the resolution approved by the Reorganization Agreement shall serve as timely and sufficient official notice to request the corresponding Court to call for termination of the judgment and the lifting of attachments, precautionary measures and any encumbrances of various kinds. All the above is without prejudice to the direct instruction sent electronically for this purpose by the Court convened to hear this Proposal, requesting termination of the procedures and the respective lifting.

The Agreement now starting to apply shall have the same effect as indicated in the preceding paragraphs notwithstanding any disputes by creditors representing fewer than 30% of the liabilities with right to vote in their respective class or category, as provided for in Part Four, Article 89 of Law 20,720. For purposes of determining the percentage stipulated above, a certification must be executed by the Secretary of this Court.

4.- The creditors of the Debtor Company that have published their delinquent receivables in the respective registries maintained by various institutions, whether public or private, such as DICOM EQUIFAX, the Boletín Comercial published by the Chile Chamber of Commerce, the delinquency registry of the Financial Market Commission, and in general any existing registry of delinquencies in our country, hereby authorize the Debtor Company to request the elimination of all records of delinquencies and in general any publication related to this purpose, with regard to receivables prior to the Reorganization Resolution and those subsequent thereto concerning previously assumed loans.

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Further, the creditors hereby undertake to not request new publications with respect to the loans forming part of this Reorganization Agreement, so long as the fulfillment of said obligations remains current.

The background information specified in the preceding number of this chapter shall serve as timely and sufficient official notice for purposes of requesting elimination of the publications referenced previously.

XIX.	REPRESENTATIONS AND ASSURANCES ON THE DATE OF THIS JUDICIAL REORGANIZATION AGREEMENT.

The Debtor Company, duly represented in the form stipulated in the body of this instrument, on this date, represents and assures the following to each Creditor of this Judicial Reorganization Agreement:

1.- That it is a corporation duly organized and current under the laws of Chile and that both the entering into of this Judicial Reorganization Agreement, and the fulfillment and execution of all the obligations contained therein fall within the legal and corporate powers that have been approved by its competent administrative entities; and that the parties appearing in this Judicial Reorganization Agreement on its behalf have sufficient power and authority as to enter into this Reorganization Agreement and to fulfill the obligations assumed therein.

2.- That the entering into of this Judicial Reorganization Agreement does not require the approval or authorization of any additional government or judicial authority whatsoever, nor of third parties, except those already obtained and that remain current, and that it has no information or knowledge that the entering into and fulfillment of this Judicial Reorganization Agreement violates or contravenes current laws, regulations or resolutions, nor its respective bylaws. The above is without prejudice to any approvals and/or authorizations and/or procedures that may be required by reason of the implementation of this Agreement, pursuant to /i/ the bylaws of Enjoy S.A.; /ii/ Law 18,046 on Limited Liability Corporations and its Regulation; /iii/ Law 18,045 on the Securities Market and related regulations decreed by the Financial Market Commission; /iv/ DL 211 setting the regulations for the protection of Free Trade; /v/ Law No. 19,995 establishing the general bases for the authorization, functioning and monitoring of casino games; and /vi/ the regulations issued by the Chilean Superintendency of Casino Games (Superintendencia de Casinos de Juego).

3.- This instrument constitutes legal, valid, necessary, enforceable, mandatory and sufficient documentation for its collection, and in any collective action involving the obligations under this Judicial Reorganization Agreement, it will recognize this instrument as sufficient for their collection.

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4.- No waiver of any provision of this Judicial Reorganization Agreement, nor the consent for the Debtor Company to act differently therefrom, shall have any effect whatsoever unless granted in writing and signed by the Creditors Commission in this Judicial Reorganization Agreement, and in said case that waiver or consent shall have effect only in the specific case and for the specific purpose for which it has been granted. In all cases, any changes to this Judicial Reorganization Agreement must adhere to and comply, in all applicable aspects, with the stipulations contained in this instrument.

5.- The provisions of this Judicial Reorganization Agreement shall be mandatory for and extended to the benefit of the Parties and their respective legal successors and assigns.

6.- The names signed by the Parties for the various stipulations of this Reorganization Agreement have been established solely for reference and ease of reading, without affecting the meaning or scope of the entire clause which might differ from said name.

XX.	DOMICILE AND COMPETENT JURISDICTION.

The special domicile of the Agreement shall be the city of Santiago, and therefore the decision as to any difficulty that might arise in any of the classes or categories of this Agreement shall be submitted to the competency of its ordinary courts.

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